SHARE ACQUISITION AGREEMENT

THIS AGREEMENT made as of the 28th day of July, 2010

BETWEEN:

QMI MANUFACTURING INC. (Incorporation No.: BC0734167) a company duly incorporated under the laws of the Province of British Columbia, with its registered and records office situated at #202 – 2963 Glen Drive, Coquitlam, B.C., V3B 2P7

(hereinafter called “QMAN”)

AND:

QMI TECHNOLOGIES INC., (Incorporation No.: BC0854286)  a company duly incorporated under the laws of the Province of British Columbia, with its registered and records office situated at #202 – 2963 Glen Drive, Coquitlam, B.C., V3B 2P7

(hereinafter called “QTECH”)

AND:

QMI SEISMIC INC., a public company duly incorporated under the laws of the Province of British Columbia, with its registered and records office situated at 1250 West Hastings Street, Vancouver, B.C. V6E 2M4

(hereinafter called “QSeismic”)

AND:

RAYMOND WOOD an individual residing at #202 – 2963 Glen Drive, Coquitlam, B.C.  V3B 2P7

(hereinafter the “Covenantor”)

WHEREAS:

A.

QSeismic is a publicly listed company with shares trading on the CNSX.  All information regarding QSeismic is available at www.sedar.com.

B.

QMAN is a private company and QTECH is its wholly owned subsidiary;

C.

On July 1, 2010, the Covenantor, the beneficial owner of certain patented sensor and detection technology (as set out in Schedule A hereto) transferred all such patents to QTech in exchange for certain consideration set out in an Asset Purchase Agreement dated July 1, 2010 (the “Asset Purchase Agreement”) which Asset Purchase Agreement is set out as Schedule E attached hereto;

D.

On July 1, 2010, QMAN, transferred substantially all of its Assets to QTECH in exchange for 20,400,001 Common Shares of QTECH, being all of the issued and outstanding shares of QTECH, all pursuant to the Asset Purchase Agreement;

Exhibit 4.6 – Page 1

E.

QSeismic wishes to purchase all of the issued and outstanding shares of QTECH from QMAN in exchange for the consideration set out in Section 2 of this Agreement.

WITNESSES that in consideration of the covenants and agreements set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.

INTERPRETATION

1.1

Defined Terms

In this Agreement and in the Schedules attached hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

(a)

“Assets” means collectively all the tangible personal property of QMAN, including but not limited to the furniture, fixtures, machinery, equipment and tools of QMAN as set out in Schedule B attached hereto; inventory as set out in Schedule C attached hereto; all right title and interest of QMAN under any leases of personal property and equipment; all contracts QMAN has an interest in, as set out in Schedule D attached hereto (the “Contracts”), including without limitation the agreement between QMAN and Draka Elevator Products Inc. (“Draka”) whereby Draka has exclusive marketing rights for QMAN’s Seismic Product 2500 and the agreement between QMAN and QMI Seismic Inc. whereby QMAN has granted to QMI Seismic Ltd., a licence to market and distribute certain products developed using the Intellectual Property in India; the Premises Lease; the QMAN Intellectual Property; telephone numbers and listing insurance policies, trade accounts receivable (“Accounts”), promissory notes arising from Accounts; all causes of actions related to the Assets; customer lists, goodwill and other intangible property related to QMAN’s business but excluding (i) cash on hand; (ii) any accounting related books and records whether written or electronically recorded; (iii) causes of action not related to the Assets; (iv) contingent and unliquidated claims of every nature including tax refunds; (v) deposits; (vi) any personal property subject to any security interest of a third party.

(b)

“Business Day” means any day other than a day that is a Saturday, Sunday or statutory holiday in British Columbia;

(c)

“Contracts” means all contracts QMAN has an interest in, as set out in Schedule D attached hereto, including without limitation the agreement between QMAN and Draka Elevator Products Inc. (“Draka”) whereby Draka has exclusive marketing rights for QMAN’s Seismic Product 2500 and the agreement between QMAN and QMI Seismic Inc. whereby QMAN has granted to QMI Seismic Ltd., a licence to market and distribute certain products developed using the Intellectual Property in India;

(d)

 “Governmental Body” means any domestic or foreign arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(e)

“Innovations” means any and all trade-marks, trade names, logos, industrial designs, trade secrets, processes, formulae, data, specialized know-how, improvements, innovations (whether patented or not) and specialized techniques developed or produced by the QMAN

Exhibit 4.6 – Page 2

and or Wood that are derived in part or whole from the Intellectual Property and the QMAN Intellectual Property;

(f)

“Intellectual Property” means certain sensor detection technology which has been patented or for which there are pending patents all of which are set out in Schedule “A” attached hereto;

(g)

“Intellectual Property Rights” means all right, title and interest of Wood in and to all rights or protections existing from time to time in a specific jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws and includes legislation by competent governmental authorities and judicial decisions under common law or equity as used in or relating to the Intellectual Property and all applications derived therefrom, including all Patent Rights, Trade-marks and Technical Information and including all prototypes;

(h)

“Licence” means the exclusive licence granted by Wood to QMAN to use the Patents, a copy of which is attached hereto as Schedule “J”;

(i)

 “Patent Rights” means all patents and inventions relating to the Intellectual Property and attached hereto as Schedule A and all applications and innovations derived therefrom, and pending applications thereon, and patents which may be issued out of pending applications (including divisions, reissues, renewals, re-examinations, continuations, continuations-in-part, patent term restoration and extensions), which may be applied for or registered in any jurisdiction, or licensed to Wood;

(j)

 “QMAN Intellectual Property” means all rights of QMAN under the Licence, and without limitation, all trademarks, tradenames, licence and service marks as well as all approvals, certification and comments from Canadian Standards Association, Underwriters Laboratories of Canada and United States Consumer Products Safety Commission, set out attached hereto Schedule J, and any and all Innovations;

(k)

“QMAN Intellectual Property Rights” means all right, title and interest of QMAN in and to all rights or protections existing from time to time in a specific jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws and includes legislation by competent governmental authorities and judicial decisions under common law or equity as used in or relating to the Intellectual Property and all applications derived therefrom, including all patent rights, Trade-marks and Technical Information and including all prototypes;

(l)

“Technical Information” means all know-how and related technical knowledge proprietary to or licensed to Wood and/or QMAN relating to the Intellectual Property  and the QMAN Intellectual Property, respectively, as the case may be, and any applications derived therefrom, including, without limitation:

(i)

all trade secrets, confidential information and information with respect to inventions;

Exhibit 4.6 – Page 3

(ii)

all information of a scientific, technical or business nature, regardless of its form;

(iii)

all documentation with respect to research, development, demonstration or engineering work;

(iv)

all information that can be or is used to define a design or process, or to procure, produce, support or operate materials or equipment;

(v)

all information regarding methods of production; and

(vi)

all other drawings, blueprints, patterns, plans, flow charts, equipment parts lists, computer software and procedures, source and object code, specifications, formulas, designs, technical data, descriptions, related instruction manuals, records and procedures; and without limitation all documentation with respect to the design, fabrication, modification, operation, sale and support of the Intellectual Property to customers;

(m)

“Trade-marks” means the trade-marks, trade names, designs, logos and other commercial symbols, whether registered or not, which are owned by Wood and/or QMAN relating to the Intellectual Property and the QMAN Intellectual Property, respectively, as the case may be, and all applications derived therefrom, including, without limitation, all common law rights thereto and the goodwill of Wood and/or QMAN as case may be, as symbolized by the trade-marks, trade names, designs, logos and other commercial symbols.

1.2

Schedules

The following Schedules to this Agreement are incorporated herein and form part of this Agreement:

A.

Patents

B.

Tangible Assets

C.

Inventory

D.

Contracts

E.

Asset Purchase Agreement

F.

Financial Statement (prepared for audit)

G.

Proforma

H.

Key Staff Employee Summary

I.

QMAN Intellectual Property (including certifications)

J.

Licence

2.

Purchase of Shares of QMI Technologies Inc.

2.1

Purchase and Sale.  Subject to the terms and conditions of this Agreement, QSeismic agrees to purchase and QMAN agrees to sell 20,400,001 common shares of QTECH (the “Common Shares”);

2.2

Consideration.  In consideration for the sale of the Common Shares from QMAN to QSeismic, QSeismic shall issue to QMAN 20,400,001 Common Shares of QSeismic from treasury.  All such shares of QSeismic when issued shall be fully paid and non-assessable.

Exhibit 4.6 – Page 4

2.3

Resale Restrictions.  QMAN and QSeismic wish to impose certain resale restrictions on the Common Shares as provided herein.

2.3.1

QMAN shall not sell, contract to sell, grant any option to purchase, transfer any economic interest in, or legal or equity title to, pledge,, encumber, hypothecate, or otherwise transfer or dispose of all or any portion of the Common Shares until the Common Shares have been released from the Resale Restrictions.

2.3.2

The Resale Restrictions in respect of the Common Shares shall lapse and such shares shall become free of the restrictions imposed by this Agreement in accordance with the schedule set forth and enforced by a legend placed upon any certificate(s) evidencing ownership of such Common Shares:

Shares

Release Date from date of Closing

2,040,000

7 months + 1 day

2,040,000

10 months + 1 day

2,040,000

13 months + 1 day

14,280,001

16 months + 1 day

2.4

Board and Regulatory Approval.  The purchase and sale of the Common Shares by QSeismic and the issuance of 20,400,001 Common Shares of QSeismic is conditional on and subject to the approval of the Canadian National Stock Exchange (“CNSX”), the Board of Directors of QSeismic and any applicable securities regulatory authority.

2.5

Consideration Common Shares to be delivered in stages.  Until such time as counsel for QSeismic receives satisfactory due diligence searches from Canada Revenue Agency, in respect of there being no Goods and Services Tax, withholding tax or any income taxes owing by QMAN, QSeismic shall be entitled to withhold 15% of the 20,400,001 Common Shares in escrow being 3,060,000 Common Shares (the “Escrowed Shares”).

2.5.1

If satisfactory due diligence searches are not received, and there are outstanding liabilities to Canada Revenue Agency, QSeismic may liquidate the Escrowed Shares to the extent necessary to satisfy the outstanding Canada Revenue Agency liabilities.

3.

Representations and Warranties

3.1

Representations and Warranties. QMAN hereby represents and warrants as follows:

(a)

QMAN has full right, power and authority to enter into and carry out this Agreement and has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate or other action to execute this Agreement;

(b)

QMAN has no prior commitment; arrangements or agreements with any other person which might interfere with or preclude the carrying out of its obligations under this agreement save and except the India License and Draka License, as set out in definition of Assets herein;

(c)

QTECH was incorporated on  June 12, 2009 is a validly subsisting Company, and is in good standing with respect to the filing all annual reports;

(d)

QMAN is the legal and beneficial owner of the Common Shares and has good and marketable title to the Common Shares free and clear of all mortgages, liens, pledges, security interests, encumbrances or other loans whatsoever;

Exhibit 4.6 – Page 5

(e)

No other Purchase Agreements.  No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contracted) capable of being an agreement, option or commitment for the purchase or other acquisition of the Commons Shares, or any right or interest therein;

(f)

Corporate Authority and Binding Obligation.  QMAN is a corporation duly incorporated and validly subsisting under the laws of the Province of British Columbia.  QMAN has good right and full corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement.  The board of directors of QMAN has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement by QMAN.

(g)

This Agreement is a legal, valid and binding obligation of QMAN, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; (ii) the fact that equitable remedies, including the remedies of specific performance and injunctive relief, may only be granted in the discretion of a court; and (iii) the fact that rights to indemnity may be limited under applicable law.  QMAN has taken all necessary or desirable actions and steps to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Common Shares to QSeismic.

(h)

Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by QMAN, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(i)

any term or provision of any of the articles, by-laws or other constating documents of QMAN; or

(ii)

the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which QMAN is a party or by which it is bound.

(i)

Contractual and Regulatory Approvals.  QMAN is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Government Body are required to be obtained by QMAN in connection with the execution, delivery or performance of this Agreement or the completion of any of the transactions contemplated herein.

(j)

Compliance with Agreements and Laws.  The execution, delivery and performance of this Agreement by QMAN, and the completion of any transactions contemplated hereby, will not constitute or result in a violation, breach or default, conflict with or cause the acceleration of any obligations of QMAN under:

(i)

any writ, order, judgment, injunction, decree, determination or award of any court, Governmental Body or arbitrator(s) affecting or binding upon QMAN;

(ii)

any law, statute, ordinance, rule or regulation of Canada or any Province of  Canada, or of any applicable foreign jurisdiction;

Exhibit 4.6 – Page 6

(k)

Liabilities.  There are no liabilities (contingent or otherwise) of QMAN of any kind whatsoever of which QMAN is aware in respect of which QSeismic may become liable on or after the completion of the transactions contemplated by this Agreement.

(l)

Partnerships or Joint Ventures.  Other than with respect to the Licence, QMAN is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and are not party to any agreement under which QMAN agrees to assign, transfer or sell any rights or interest in the Common Shares, except as set forth in this Agreement.

(m)

Litigation.  There are no material actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of QMAN) pending or, to the best of the knowledge of QMAN, threatened, by or against or affecting QMAN that relate to the Common Shares, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign;

(n)

Financial and Taxes.  There are no liabilities, contingent or otherwise, of QTECH and there are no liabilities, contingent or otherwise, of QMAN that creates or could under any circumstances create any lien, charge or encumbrance of any kind on or over the Common Shares other than as set out in the Asset Purchase Agreement; QTECH has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation. There are no liabilities of any other party capable of creating a lien, claim, encumbrance or charge on the Common Shares or any other of the assets of QTECH;

(o)

Other than as set out in the Asset Purchase Agreement, QTECH is not indebted to the QMAN or any affiliate, director, officer or employee of QMAN;

(p)

QMAN is not indebted or under obligation to QTECH on any account;

(q)

All material transactions of QTECH have been promptly and properly recorded or filed in its books and records. The minute book of QTECH contains records of all the meetings and proceedings of shareholders and directors of QTECH;

(r)

All tax returns and reports of QTECH required by law to be filed before the date of this Agreement have been filed and are true, complete and correct. All taxes and other government charges have been paid or accrued and there will be no unpaid taxes or government charges in respect of the period ending on the Closing Date;

(s)

QTECH has been assessed for Federal and Provincial taxes for all years to and including the fiscal year ending and has been assessed with respect to its return for the tax year;

(t)

Adequate provision has been made for taxes payable for each current period for which tax returns are not yet required to be filed, and there are no waivers or other arrangements providing for an extension of time for the filing of any tax return, or payment of any tax, government charge or deficiency, by QTECH.

(u)

Under the Income Tax Act of Canada and the Income Tax Act of British Columbia, QTECH has been since incorporation and is now a Canadian-controlled private corporation.

Exhibit 4.6 – Page 7

(v)

QTECH has paid all taxes, (including all federal, provincial and local taxes, assessments or other imposts in respect of its income or business) and all interest and penalties thereon with respect to the Company, for all previous years and all required quarterly installments due for the current fiscal year have been paid.

(w)

HST—With respect to the harmonized sales tax under the Excise Tax Act (“HST”):

(i)

QTECH is in the process of registering for an HST number and prior to July 1, 2010, QTECH was a dormant company with no business activity.

4.

Representations and Warranties of Assets of QTECH.  QMAN and the Covenantors jointly and severally represent and warrant that:

(a)

QTECH has all right, title and interest in and to the Intellectual Property. Intellectual Property Rights, and Assets, including but not limited to the Intellectual Property, Intellectual Property Rights, QMAN Intellectual Property and QMAN Intellectual Property Rights free and clear of all mortgages, lien, pledges, security interest, encumbrances or other loans whatsoever.

5.

Representations and Warranties of Assets of QTECH.  QTECH represents and warrants that:

(a)

Corporate Authority and Binding Obligation.  QTECH is a corporation duly incorporated and validly subsisting under the laws of the Province of British Columbia.  QTECH has good right and full corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement.  The board of directors of QTECH has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement by QTECH.

(b)

This Agreement is a legal, valid and binding obligation of QTECH, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; (ii) the fact that equitable remedies, including the remedies of specific performance and injunctive relief, may only be granted in the discretion of a court; and (iii) the fact that rights to indemnity may be limited under applicable law.  QTECH has taken all necessary or desirable actions and steps to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Common Shares to QSeismic.

6.

Survival of Warranties of QMAN and Covenantors

The representations and warranties made by QMAN and Covenantors and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the completion of the sale of the Common Shares  provided for herein and, notwithstanding such completion or any investigation made by or on behalf of QSeismic or any other person or any knowledge of QSeismic or any other person, will continue in full force and effect for the benefit of QSeismic indefinitely.

Exhibit 4.6 – Page 8

7.

Indemnification by QMAN and the Covenantors

QMAN and the Covenantors shall indemnify and save harmless QSeismic from and against any claims, demands, actions, causes of action, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and legal fees on a solicitor and own client basis and disbursements) (collectively, the "Losses") which may be made against QSeismic or which QSeismic may suffer or incur as a result of, arising out of or relating to any violation, contravention or breach of any covenant, representation, warranty, agreement or obligation of QMAN and/or the Covenantors  under or pursuant to this Agreement.

8.

Issuance of Purchase Shares and Private Placements.

8.1

QSeismic will deliver to QMAN 20,400,001 Common Shares from capital treasury.  These Shares will be conditional to regulatory body approval and may be restricted from resale for a period of time by the CNSX or BC Securities Commission. The regulatory bodies will require an audit to issue shares for the valuation based on Sales Contracts and other agreements that will support the pro forma.

8.2

Immediately prior to Closing, there will no more than 20,583,372 million Common Shares outstanding in QSeismic.  Currently there are approximately 19,500,000 of Common Shares outstanding. There are 2,000,000 warrants outstanding at $0.07 to expire in 2012.  Before Closing, QSeismic will arrange for an additional CDN$50,000 private placement for 1,000,000 shares and 1,000,000 warrants.

8.3

After Closing, QSeismic will use commercially reasonable efforts arrange for additional debt or equity financing to support the business development of QTECH .

9.

Closing.

9.1

In the event that the regulatory approval is granted, the consummation of the purchase and sale of the QTECH (the “Closing”) shall be held at 4:00 p.m. on July 31, 2010 or sooner by agreement of the parties, at such place as all parties may agree.

9.2

QMAN shall provide Financial Statements prepared for audit acceptable to the CNSX; BC Securities Commission; and Securities and Exchange Commission before closing.   These Financial Statements are attached as a Schedule F, hereto.

10.

Directors, Management, Employees

10.1

After Closing, the Board of Directors of QSeismic shall be nominated to be the following individuals:

Navchand Jagpal

Parmjit Johal

Raymond Wood

These Directors shall remain until the next Annual General Meeting.  The nomination for the new Board will be a consensus of the existing Board of Directors.

Exhibit 4.6 – Page 9

10.2

Day to Day Management of QTECH shall remain under the guidance of Mr. Raymond Wood. Attached, as Schedule G, is a one year Pro forma of QSeismic after Closing.  It will be the responsibility of the management to meet the criteria of the Pro forma. Projected Pro forma achievements with all cash flow statements shall be issued to all directors.

10.3

Existing Key Staff shall receive management and employment contracts.  Attached is a Schedule describing the individuals, positions, and salaries (Schedule H).

11.

Non-Competition

11.1

Non-Competition.  The Covenantor and QMAN acknowledge that they have become familiar with the proprietary aspects of the Intellectual Property and the QMAN Intellectual Property, respectively, including certain of the confidential information and trade secrets related to the Intellectual Property and QMAN Intellectual Property.  The Covenantor and QMAN agree and covenant as follows:

(a)

they shall not compete with QTECH by developing any like technology similar to the Intellectual Property or the QMAN Intellectual Property, the purpose of which is sensor detection technology to actuate motorized gas and water valves and power shut-offs and neither the Covenantor or QMAN shall not accept employment with or directly or indirectly organize or participate in the organization of any firm, partnership, corporation, joint venture, sole proprietorship or other business entity if such firm, partnership, corporation, joint venture, sole proprietorship or entity is engaged or to be engaged in any business, conduct or activity in competition with the sensor detection technology that the Intellectual Property and QMAN Intellectual Property comprises and the applications that are derived from same.

(b)

the Covenantor and QMAN shall not, directly or indirectly, either individually or as a consultant, employee, partner, owner, officer or stockholder, or in any other capacity whatsoever with respect to any person, firm, partnership, corporation, joint venture, sole proprietorship or other business entity except as a shareholder for investment purposes holding less than a [2%] interest in a corporation whose shares are traded on a securities exchange or on an over-the-counter market, engage in or aid, assist or abet others in engaging in any business, conduct or activity in competition with the sensor detection technology that the Intellectual Property and QMAN Intellectual Property comprises and the applications that are derived from same.

12.

Miscellaneous

12.1

Notices.  All notices, demands, approvals, consents, or requests provided for in this Agreement will be in writing and will be delivered or telecopied to the applicable address for each of the Party set forth at the commencement of this agreement.  Any notice, demand, approval, consent, or request so delivered will be deemed to have been given and received on the next following business day after the date of delivery or transmission.

12.2

Obligations as Covenants. Each obligation of each party in this Agreement, even though not expressed as a covenant, is considered for all purposes to be a covenant.

12.3

Invalidity. If any covenant, obligation or agreement or part thereof or the application thereof to any Person or circumstance is held to be invalid or unenforceable, the remainder of this Agreement or

Exhibit 4.6 – Page 10

the application of such covenant, obligation or agreement or part thereof to any Person or circumstance other than those to which it is held invalid or unenforceable will not be affected. Each covenant, obligation and agreement in this Agreement will be separately valid and enforceable to the fullest extent permitted by law.

12.4

Amendment of Agreement. No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by either Party to be bound thereby.

12.5

Successors and Assigns. All of this Agreement will be binding upon the Parties and their respective successors and assigns and will enure to the benefit of and be enforceable by the Parties and the successors and assigns of any Party only to the extent that they are permitted successors and assigns under this Agreement.

12.6

Time. Time will be of the essence of this Agreement, except as specifically provided otherwise in this Agreement.

12.7

Non-Waiver. No consent or waiver of any breach or default by any Party in the performance of its obligations under this Agreement will be deemed to be construed to be a consent to or waiver of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Failure by any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, will not constitute a waiver by that Party of its rights under this Agreement.

12.8

Further Assurances. The parties will execute all such further documentation and take all such further action as may be necessary or desirable to give full effect to this Agreement.

12.11

Governing Law. This Agreement and all matters arising under it will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada and, except as otherwise provided, all disputes and claims arising out of this Agreement will be referred to the courts of the Province of British Columbia.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

QMI MANUFACTURING INC.

by its authorized signatory

/s/ Raymond Wood

per: Raymond Wood

QMI TECHNOLOGIES INC.

by its authorized signatory

/s/ Raymond Wood

per: Raymond Wood

Exhibit 4.6 – Page 11

QMI SEISMIC INC.

by its authorized signatory

/s/ Navchand Jagpal

per:  Navchand Jagpal

SIGNED, SEALED AND DELIVERED by RAYMOND WOOD in the presence of: Gurdeep Johal	) ) ) ) )	/s/ Raymond Wood
Name 14852 73B Avenue	) )	RAYMOND WOOD
Address Surrey, BC	) )
Consultant	) )
Occupation	) )

Exhibit 4.6 – Page 12

Schedule A

TECHNOLOGY

This is a complete list of patents owned by Mrs. Lynn Wood and or QMAN.

Patent numbers for gas, fire and earthquake detection:

Patent Canadian - 2170561

US - 08-811059

European - 97913052.3

Canadian patent for excess gas flow, earthquake, gas and smoke detection and shut off valve – 2308938

Gas - There are four gas product models available. Here is a brief description of one of them:

The 2000 Series Gas and Carbon Monoxide detector sends out a wireless RF signal to the valve if an alarm occurs. This signal format for the wireless valve is standardized with the Gas Guardian™ Gas Leak Protection System, which means that any sensor that works with the Gas Guardian™ Gas Leak Protection System is fully compatible with this wireless valve and can be easily added to the system.  The wireless valve is powered by an internal battery which will last more than 5-years under normal operating conditions.

Seismic -  There are three seismic products available. Here is brief description of one of them:

QMI reduces the concern with the RF Quake™ wireless system, designed to shut-off your gas in the event of an earthquake. Linked to a wireless gas valve, your gas system is automatically turned off when a dangerous earthquake is detected.

The RF Quake™ system is a very low powered device, powered by a 9-volt wall adapter with internal battery backup, which insures that the RF Quake™ will remain on guard of you even if the power goes off.  When a dangerous earthquake is detected, the RF Quake™ sends a wireless RF signal to the valve, causing it to shutoff, preventing potential fires or explosions that could result from burst or damaged gas lines in the building.  This signal format for the wireless valve is standardized with the Gas Guardian™ Gas Leak Protection System, which means that any sensor that works with the Gas Guardian™ Gas Leak Protection System is fully compatible with this wireless valve and can be easily added to the system.  The wireless valve is powered by an internal battery which will last more than 5-years under normal operating conditions.

Exhibit 4.6 – Page 13

Schedule “B”

Tangible Assets

Exhibit 4.6 – Page 14

QMI Manufacturing

Equipment

	Item	Mfg	Model	SN	Year	Est. Value
1	Chipshooter	Panasonic FA	NM 2550	11000453	1991	15,000
2	Pick & Place	Panasonic FA	NM 2545	7YM01556	1991	7,500
3	Pick & Place	Panasonic FA	NM 2529T	30100156	1997	25,000
4	Reflow Oven	Conceptronic	Discovery Mark IV	D59122	1991	10,000
5	Paste Printer	Dek 265	265G5X	217287	1997	25,000
6	Feeders	Panasonic	For MV/MPA	250 pieces		37,500
7	Conveyors	Panasonic	6 pieces			6,000
			Total estimated value US$			126,000

Exhibit 4.6 – Page 15

QMI Manufacturing

Warehouse

	Item	Quantity	Description	SN	Price
1	Shrink Wrap Machine	1	Danmark		6,321
2	Lab Computer	1	Top Tech		1,160
3	Reflow System	1	Zephronics		5,234
4	Racks – Heavy Metal	1	10’ x 12’		100
5	Racks – Heavy Metal	1	20’ x 24’		700
6	Signal Generator	8	Valutronics Inv 1667		1,650
7	Spectrum Analyser	1	Valutronics Inv 46030		5,750
8	Partitions		multiple		1,284
	Total				22,199

Exhibit 4.6 – Page 16

QMI Manufacturing

Office

	Item	Quantity	Description	SN	Price
1	Desks & Hutch	4	Wood		4,950
2	2 DFC	1	Wood		266
3	Arm Chairs	2	Leather		321
4	Swivel Chair	1	Wood		214
5	Arm Chairs	6	Metal		295
6	Swivel Chair	5	Leather		428
7	Keyboard tray	4	Metal		466
7	Table – large	1	Wood & leather		466
8	Work Stations	4	Laminate		1,000
9	FC – Office	2	Metal		500
10	Recep Station	1	Laminate		500
12	Recep Seats	3	Blue		144
15	3 D cabinet	1	Wood		40
16	Comp – Ray	1	Mac		1,845
17	Comp – Mike	1	PC		871
18	Comp – Nicola	1	Mac		1,845
20	Comp – Recep	1	PC		918
21	Printer	1	Toshiba Tec B-SxS		1,706
25	Network	1	File Room		1,751
26	Tel System	1	File Room		3,941
27	Patch Panel	1	File Room		200
28	Paging System	4	File/warehouse		350
	Total				23,017

Exhibit 4.6 – Page 17

Exhibit 4.6 – Page 18

Schedule “C”

Inventory

Exhibit 4.6 – Page 19

Inventory list

Valve Controllers	68	$0.000	$0.00
Solenoids		$4.000	$0.00
3 way valve	69	$40.000	$2,760.00
2" solenoid valve	90	$45.000	$4,050.00
Model 8000D	46	$47.000	$2,162.00
2" valve	115	$35.000	$4,025.00
Probe	2000	$1.000	$2,000.00
Small sensor box	1000	$0.380	$380.00
Controller box	2611	$0.680	$1,775.48
Co/Gas box	1001	$0.680	$680.68
Radio controller box	1009	$0.550	$554.95
1" valve	490	$35.000	$17,150.00
3/4" valve	644	$35.000	$22,540.00
Metal valve controller box
UK adaptor	1571	$2.650	$4,163.15
RF Quake packaging	2995	$0.550	$1,647.25
Water Guardian packaging	426	$0.550	$234.30
Washing Machine packaging	1930	$0.550	$1,061.50
Gas Guardian packaging	1829	$0.550	$1,005.95
Gas/CO Guardian packaging	1118	$0.550	$614.90
Gas/CO packaging	2380	$0.500	$1,190.00
RF Gas Clamshell	720	$0.340	$244.80
RF Washing Machine clamshell	720	$0.380	$273.60
Gas Guardian clamshell	1020	$0.650	$663.00
Co/Gas 2 part clamshell	1280	$0.380	$486.40
RF Co/Gas packaging	3049	$0.550	$1,676.95
Watchdog	22	$24.000	$528.00
RF Gas Sensor packaged	37	$19.000	$703.00
Probe packaged	151	$3.200	$483.20
Co/Gas Detector	15	$35.000	$525.00
Co Module	360	$2.000	$720.00
RF Water Sensor	28	$10.000	$280.00
Model 8000D less 3 parts	48	$43.000	$2,064.00
CO/Gas Detector less co mod/micrel	63	$30.000	$1,890.00
Buzzer for Watchdog	566	$0.080	$45.28
Buzzer (Challenge)	595	$0.941	$559.90
PIC16F628A	691	$1.870	$1,292.17
RX3400CF	1990	$0.850	$1,691.50
Crystal 6.7458	2660	$0.090	$239.40
Antenna	197	$0.000	$0.00
Terminal block for 8000D	1237	$0.300	$371.10
3 Digit Display for CO/Gas	475	$2.250	$1,068.75
PCB RF Gas Sensor	1008	$0.310	$312.48
PCB Gas Controller	1750	$0.960	$1,680.00
PCB Micrel	1425	$0.150	$213.75
PCB Sezi Watchdog	391	$2.180	$852.38
PCB Water main control unit	1010	$0.960	$969.60
PCB RF water sensor	2520	$0.750	$1,890.00
PCB Watchdog earthquake board	8200	$0.150	$1,230.00
PCB RF Quake	1002	$1.270	$1,272.54
PCB Receiver module	5020	$0.100	$502.00
PCB RCV	1004	$0.560	$562.24
PCB Fire dept.	53	$1.810	$95.93
Membrane - water controller	1000	$0.920	$920.00
Overlay - water sensor	2000	$0.065	$130.00
PCB Draka main	96	$2.180	$209.28
PCB connector	80	$2.570	$205.60
PCB interface	72	$2.180	$156.96
PCB mounting plate	96	$2.250	$216.00
Pro+ transformer	1700	$0.350	$595.00
Power Cords for Pro+	98	$2.880	$282.26
211300207	980	$0.390	$382.20
210834110	267	$0.100	$26.70

		TOTAL	$96,506.12

Exhibit 4.6 – Page 20

Schedule D

Contracts

Exhibit 4.6 – Page 21

EXCLUSIVE FIELD-OF-USE PATENT AND TECHNOLOGY LICENSE AGREEMENT

This license agreement ("**License Agreement**") is entered into by and between QMI MANUFACTURING INC., a British Columbia company having a place of business at 2421 Canoe Avenue, Coquitlam, British Columbia ("**QMI**"), and LYNN WOOD, an individual having a place of business at 2421 Canoe Avenue, Coquitlam, British Columbia ("**Wood**" and together with QMI hereinafter referred to as the "**Licensors**"), and DRAKA ELEVATOR PRODUCTS, INC., having a place of business at 2151 N. Church St., Rocky Mount, North Carolina, hereinafter referred to as the "**Licensee**", the parties to this License Agreement being referred to individually as a "**Party**" and collectively as "**Parties**".

Wood, as the assignee of Gasguard Safety Systems, Inc., possesses certain protected Patent Rights in relation to seismic sensor technology and QMI has developed substantial Know-How with respect to the technology, and especially Licensed Products, as well as substantial Know-How with respect to the design, structuring, manufacturing and assembly processes of the technology for Licensed Products, including, without limitation, technical information, software, documentation, data and other Know-How (together with the Patent Rights, collectively, the "**Technology**").

The Licensee desires to obtain from the Licensors certain exclusive rights for the development, manufacture, installation, use, and sale of the Technology in relation to the vertical transportation industry.

Now, therefore, the Parties agree as follows:

1 DEFINITIONS

As used in this License Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 "**Field-Of-Use**" means a limitation on the application or utilization of Patent Rights and is defined in Appendix A.

1.2 "**Know-How**" means the designs, drawings, prints, performance specifications, engineering data, sources of supply information, software, documentation, techniques, inventions practices, methods, knowledge, skill, experience, test data and cost, sales and manufacturing data of any sort or description relating to the Technology which is owned or controlled by Licensors.

1.3 "**Licensed Invention**" means any Licensed Product, Licensed Method, or Licensed Service.

1.4 "**Licensed Method**" means any process or method the use or practice of which, but for the license granted in this License Agreement, would infringe or contribute to or induce the infringement of any Patent Rights were they issued in any country at the time of the infringing activity in that country.

1.5 "**Licensed Product**" means seismic sensor components for any vertical transportation device or system whose, but for the license granted in this License Agreement, would

1

{B0673202; 3}

infringe, or contribute to or induce the infringement of any Patent Rights were they issued in any country at the time of the infringing activity in that country, or would require the performance of the Licensed Method.

1.6 "**Licensed Service**" means the use of Licensed Products or Licensed Method to provide a service.

1.7 "**New Developments**" means inventions, or claims to inventions, which constitute advancements, developments, or improvements of the Technology, whether or not patentable and whether or not the subject of any patent application.

1.8 "**Patent Rights**" means the U. S. and Canadian patents listed in Appendix A to this License Agreement, any corresponding foreign patents and patent applications, including utility models, together with all counterparts, divisionals, continuations, continuations in part and reissues of any of the foregoing, and applications therefore and any patents issued thereon and any such further patent rights relating thereto.

2 GRANT

2.1 The Licensors grant to the Licensee a perpetual, worldwide exclusive license to use the Patent Rights, Know-How and other Technology and to make, have made, use, sell, lease or otherwise dispose of Licensed Inventions under the Patent Rights, with the right to sublicense others, limited to the Field-Of-Use.

2.2 Rights not expressly granted to the Licensee herein are expressly reserved to the Licensors.

2.3 The Licensors agree to keep the Licensee continuously informed of any developments or improvements relating to the design or manufacture of the Licensed Products. If the Licensors develop any additional technology or makes any improvements thereto, based on the Patent Rights or Know-How ("**Improvements**"), the Licensors shall inform the Licensee immediately and provide for the transfer of any necessary technology in accordance with Article 3. The Licensee shall be entitled to use Improvements as part of the Patent Rights, Know-How and other Technology licensed to it as provided in Paragraph 2.1.

2.4 Wood shall execute and deliver to the Licensee such confirmations of the license of the Patent Rights as the Licensee may request from time to time for the purposes of filing with the Canadian Patent Office or the United States Patent and Trademark Office.

3 TECHNOLOGY TRANSFER

3.1 The Licensors shall:

(a) introduce the Licensee to the design, structure, materials and methods (e.g. testing) of Licensed Products;

(b) make available the Patent Rights and Know-How according to Paragraphs 3.2 and 3.3 below, insofar as is required by the Licensee for the research and development,

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{00673202; 5}

design, testing, manufacturing, quality assurance and performance inspection of Licensed Products; and,

(e) answer the Licensor's questions.

3.2 The Licensors shall make the documentation necessary for the design, research and development and manufacture of the Licensed Products available to the Licensee. Within fifteen (15) days of the execution of this License Agreement, the Licensors shall make available to the Licensee a set of documentation, including but not limited to:

(a) specimens;
(b) drawings;
(c) formulas;
(d) testing equipment;
(e) test results; and,
(f) expertise.

3.3 QMI shall render technical assistance to the Licensee, as follows:

3.3.1 QMI, within a reasonable time after the Licensee makes a request therefore, shall delegate a person or persons trained in the design, structuring and manufacture of the Licensed Products to the Licensee's facilities in Nantong, China, to consult with and instruct the Licensee's employees in the research and development, installation and operation of equipment and the techniques of manufacturing of Licensed Products. QMI shall use its best efforts to assure that the transfer of technology will be completed within six (6) months of the execution of this License Agreement.

3.3.2 The personnel furnished by QMI shall include its employees whom QMI has determined to be most appropriate. QMI shall determine, at its sole discretion, the number, identity and level of expertise of the personnel required to provide technical assistance requested by the Licensee.

3.3.3 QMI, assures Draka Elevator Products, Inc. that it is not necessary to visit manufacturing facility. Further QMI will provide all necessary instruction on the site of Draka Elevator Products, Inc. manufacturing locations. QMI will cover cost of any and all required personal from QMI for first visits to Draka Elevator Products, Inc. facilities as outlined in 3.3.4 within a reasonable time after the Licensee makes a request therefore. If subsequent visits are required, as solely determined by Draka Elevator Products, Inc. QMI to pay 50% of cost for required QMI personal to travel as outlined in 3.3.4.

3.3.4 Each Party shall bear all costs and expenses incurred by its personnel such as round trip traveling, hotel accommodation, local transportation, subsistence allowance, etc.; *provided, however*, that, at QMI's request, Licensee shall select, arrange and bear the cost of hotel accommodation and local transportation in China for QMI personnel providing technical assistance pursuant to Paragraph 3.3.1.

3

{BN673282; 5}

3.3.5 The Licensee shall indemnify QMI from all damages, losses, claims and expenses, of any nature whatsoever, arising from any deliberate act or omission by the Licensee's personnel while with QMI for the purposes of training as aforesaid, and vice versa.

4 FEES

4.1 In consideration for the rights, privileges and license granted under this License Agreement, the Licensee must pay to the Licensors the fees specified in Appendix B, incorporated herein by reference.

4.2 All payments due the Licensors must be paid in U.S. currency to the Licensors, at the address set forth in Paragraph 9.1.

5 PATENT MAINTENANCE

The Licensors shall assume responsibility for any application, maintenance, reexamination, reissue, opposition and prosecution of any kind relating to the Patent Rights.

6 WARRANTIES AND LIMITATION OF WARRANTY

6.1 The Licensors represent and warrant to the Licensee that the Licensors are the owners of the entire Patent Rights and Know-How. The Licensors have the full power and authority to grant the licenses provided for in this License Agreement to the Licensee. The Patent Rights are free and clear of all liens, charges and encumbrances. Wood has not granted licenses to any third party in respect of the Patent Rights that would restrict the rights of the Licensee to use the Patent Rights as contemplated by this License Agreement.

6.2 To the knowledge of the Licensors, the Patent Rights do not conflict with or infringe any rights owned or preserved by any third party, no person has asserted any such conflict or infringement and there are no claims, judgments or settlements to be paid by the Licensors with respect to the Patent Rights or pending claims or litigation relating to the Patent Rights.

6.3 Except as expressly set forth in this License Agreement, the licenses and the associated Patent Rights, Licensed Products, Licensed Services, and Licensed Methods are provided by the Licensors AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE LICENSORS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS, LICENSED SERVICES, OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT.

6.4 Nothing in this License Agreement will be construed as:

(a) a warranty or representation by the Licensors as to the validity or scope of Wood's Patent Rights; or

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[illegible]; 5]

(b) an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 7.

7 INFRINGEMENT

7.1 In the event that the Licensors or the Licensee learns of infringement of potential commercial significance of Patent Rights, Know-How and other Technology licensed under this License Agreement, the knowledgeable Party will provide the other Party with (i) written notice of such infringement and (ii) any evidence of such infringement available to it (the "Infringement Notice"). Both the Licensors and the Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

7.2 If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, the Licensee may institute suit for patent infringement against the infringer. The Licensors may voluntarily join such suit at their own expense, but may not otherwise commence suit against the infringer for the acts of infringement that are the subject of the Licensee's suit or any judgment rendered in that suit. The Licensee may not join the Licensors as a party in a suit initiated by the Licensee without the Licensors' prior written consent.

7.3 If, within one hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if the Licensee has not brought suit against the infringer, the Licensors may institute suit for patent infringement against the infringer. If the Licensors institute such suit, the Licensee may not join such suit without the Licensors' consent and may not otherwise commence suit against the infringer for the acts of infringement that are the subject of the Licensors' suit or any judgment rendered in that suit.

7.4 Any recovery or settlement received in connection with any suit will first be shared by the Licensors and the Licensee equally to cover the litigation costs each incurred and next shall be paid to the Licensors or the Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by the Licensee, any recovery in excess of litigation costs will belong to the Licensee. In any suit initiated by the Licensors, any recovery in excess of litigation costs will belong to the Licensors. The Licensors and the Licensee agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 7.

7.5 Any agreement made by the Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 2 of this License Agreement.

7.6 Each Party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties).

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[illegible]

7.7 Any litigation proceedings will be controlled by the party bringing the suit, except that the Licensors may be represented by counsel of their choice in any suit brought by the Licensee.

8 WAIVER

No waiver by either Party of any breach or default of any of the covenants or terms of this License Agreement will be deemed a waiver as to any prior, subsequent and/or similar breach or default.

9 NOTICES

9.1 Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective on the date of receipt by the Party at its address given below, or to another address as designated in writing by the Party changing its address.

In the case of the Licensee:

Draka Elevator Products, Inc.
2151 N. Church St.
P.O. Box 400
Rocky Mount, North Carolina 27802-0400
Attention: Sterrett Lloyd

Phone: 252-972-6000

Fax: 252-972-6001

In the case of the Licensors:

QMI Manufacturing Inc.
2421 Canoe Avenue
Coquitlam, British Columbia
V3K 6A9
Attention: Raymond Wood

Phone: 888-397-4427

Fax: 604-944-8825

9.2 Telephone numbers, fax numbers, and email addresses given above are for purposes of convenience of communication only. Official notices must be sent pursuant to Paragraph 9.1.

10 FORCE MAJEURE

The Parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts, orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national, or state emergency; power failure and power outages; acts of terrorism; strike; and war.

11 DISPUTE RESOLUTION

The individuals designated in Paragraph 9.1 agree to exert their best efforts to resolve disputes arising from this License Agreement. In the event that any claim or controversy arising out of this License Agreement cannot be resolved by the aforestated individuals or their successors, such matter will immediately be referred jointly to the respective management of each Party who will meet and undertake to resolve the matter. In the

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event these individuals fail to resolve the matter within sixty (60) days of referral of the matter to them, either Party may give the other Party notice of its intention to seek other recourse.

12 GOVERNING LAW; VENUE; ATTORNEYS' FEES

12.1 THIS LICENSE AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

12.2 Any legal action brought by the parties hereto relating to this License Agreement will be conducted in British Columbia, Canada.

12.3 The prevailing party in any suit related to this License Agreement will be entitled to recover its reasonable attorneys' fees in addition to its costs and necessary disbursements.

13 PATENT MARKING

The Licensee agrees to place such copyright and patent notices on advertising and packaging of the Licensed Products as the Licensors shall reasonably request to protect and preserve Licensors' copyright and Patent Rights.

14 SURVIVAL

When this License Agreement expires or is terminated in accordance with the terms hereof, the following Articles will survive any expiration or termination:

Article 1	Definitions
Article 5	Warranty and Limitation of Warranty
Article 9	Notices
Article 12	Governing Law
Article 14	Survival

15 MISCELLANEOUS

15.1 The headings of the several sections of this License Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

15.2 No amendment or modification of this License Agreement is binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

15.3 The relationship between the Parties is that of licensor and licensee. The Licensee is not an agent or partner of the Licensors, nor does it have the right to create any obligations of any kind on behalf of the Licensors except as otherwise specifically provided herein.

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Exhibit 4.6 – Page 22

15.4 This License Agreement shall not be assigned by the Licensors unless the assignee assumes in writing all obligations of the Licensors hereunder.

15.5 This License Agreement is binding upon and will inure to the benefit of the Licensors, the Licensee and their respective successors and assigns.

15.6 This License Agreement, with the attached Appendices, embodies the entire understanding of the Parties and supersedes all previous communications, representations, or understandings, either oral or written, between the Parties relating to this License Agreement.

15.7 In the event any one or more of the provisions of this License Agreement is held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this License Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been part of this License Agreement.

15.8 This License Agreement has been negotiated and prepared jointly by both Parties and shall not be construed for or against any Party.

IN WITNESS WHEREOF, both the Licensors and the Licensee have executed this License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.

QMI MANUFACTURING INC.:

By: ______________________

Printed Name: Raymond Wood

Title: President

Date: 21-9-2007

____
LYNN WOOD

DRAKA ELEVATOR PRODUCTS, INC.:

By: ______________________

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[illegible]

Exhibit 4.6 – Page 23

Printed

Name:

/s/ Sterret Lloyd

Title:

COO, Managing Director

Date:

9/12/07

9

Exhibit 4.6 – Page 24

APPENDIX A

Patent Rights

U.S. Patent Number 6,661,346, titled “Gas, fire and earthquake detector”

Canadian Patent Number 2,170,561 titled “Gas, fire and earthquake detector”

Field-Of-Use

The vertical transportation industry, including, without limitation, elevators, escalators, moving walks, dumbwaiters and residential elevators.

10

Exhibit 4.6 – Page 25

Draka

October 7, 2009

Attn: Mr. Raymond Wood

Dear Sir:

QMI Manufacturing Inc. will now be manufacturing exclusively, the seismic control products, for Draka Elevator Products, Inc. of Rocky Mount, North Carolina as of October 7, 2009. All purchase orders will be sent directly to QMI Manufacturing Inc.

For QMI Manufacturing Inc.
Raymond Wood

For Draka Elevator Products, Inc.
Sterrett Lloyd

QMI MANUFACTURING INC.
202-11 BURBIDGE STREET
COQUITLAM, BC V3K 7B2
TEL: 604-944-8650
FAX: 604-944-8660
EMAIL: INFO@QMIMFG.COM

MANUFACTURER AND AGENT AGREEMENT

BETWEEN

MANUFACTURER (Principal):
QMI Manufacturing, Inc.
202-11 Burbidge St.
Coquitlam, BC V3K 7B2
Canada

AGENCY (Agent):
Energy Products Group Inc.
60 Bathurst Drive, Unit 24
Waterloo, ON N2V 2A9
Canada

Effective Date:

This Agreement grants the Agent the exclusive right to act as an independent sales agent representing QMI Manufacturing, Inc. under the following terms and conditions:

1. Territory Covered:

All of Ontario and Quebec

2. Products Included:

All QMI products

3. Sales and Credit Policies:

The sales policies, pricing, discounts, terms of sale and allowances shall be established solely by the Principal. Principal shall determine what orders are acceptable and assume full responsibilities for approving and granting credit.

4. Accounts Receivables:

Principal acknowledges and assumes full responsibility for the collection of receivables and bad debts. Agent acknowledges his responsibility to assist principal in the collection of overdue accounts.

5. Agent Relationship and Conduct of Business:

Agent will promote the sale of and solicit orders for Principal's products, programs and policies throughout the entire "Territory Covered". Principal reserves the right to adjust the boundaries of the Territory Covered, if upon the Principal's sole discretion, the Agent is not adequately servicing or promoting the Principal's products within the Territory Covered. Principal will give Agent thirty (30)

WWW.QMIMFG.COM
1

Exhibit 4.6 – Page 26

QMI

QMI MANUFACTURING INC.
202-11 BURBIDGE STREET
COQUITLAM, BC V3K 7B2

TEL: 604-944-8650
FAX: 604-944-8660
EMAIL: INFO@QMIMFG.COM

days advance notice in writing of any adjustment to the boundaries of the Territory Covered.

Agent will not promote and sell similar (competing) products of another Principal, except as agreed to in writing by both parties.

Agent will be responsible for the normal day-to-day expenses associated with sales promotions, i.e. travel, meals, accommodations, counter days, etc.

Agent is not an employee of Principal or any purpose whatsoever, but is an independent contractor with limited authority. Agent shall have sole control of the manner and means of performing under this Agreement. Principal shall not have the right to require Agent to do anything which would jeopardize the relationship of independent contractor between Principal and Agent. Nothing in this Agreement shall be construed to constitute Agent as a partner, employee or general agent of Principal nor shall either have any authority to bind the other in any respect.

Principal shall include Agent in its product liability insurance coverage and list Agent as an "additional insured" in the insurance policy and shall provide Agent with proof of such insurance.

6. Commissions:

All commissions earned by the Agent shall be due and payable to the Agent on the tenth (10th) day of the month immediately following the month during which the sales of the product have been delivered to the customer. The Agent shall receive a 10% commission on all orders generated from the territory (As outlined in Section 1).

The Agent shall not hold QMI Manufacturing responsible for any loss of commissions arising out of non-acceptance or cancellation of orders, or settlements with customers or conditions beyond QMI Manufacturing's reasonable control.

7. Term of Agreement:

This Agreement shall continue in force for two (2) full years and will automatically renew on a year-to-year basis until terminated as per clause 8.

8. Termination of the Agreement:

If any breech or default of this Agreement occurs, written notice must be issued requesting that the offending party rectify the breech or default within 15 days. Failure to do so is cause for immediate termination by further written notice. This Agreement can be terminated at any time by either party given sixty (60) days written notice. This Agreement can also be terminated immediately by mutual written consent.

9. Treatment of Commission Upon Termination:

Upon termination of this Agreement, Agent will be entitled to Commissions for a period of sixty (60) days from the date that written notice is received by Principal. Commissions will be paid on only those orders which Principal has received payment in full. Principal will hold back commissions for a further thirty (30) days to process any returned items

WWW.QMIMFG.COM

Exhibit 4.6 – Page 27

QMI

QMI MANUFACTURING INC.
202-11 BURBIDGE STREET
COQUITLAM, BC V3K 7B2

TEL: 604-944-8650
FAX: 604-944-8660
EMAIL: INFO@QMIMFG.COM

10. Other Conditions:

Agent must notify Principal in writing of any change in conflicting products represented. This must be done within fifteen (15) days of change.

11. General Provisions:

This Agreement can be modified at any time by mutual written Agreement signed by all parties.

12. Governing Laws:

The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the Province of British Columbia and in accordance with the rules of the of British Columbia Supreme Court. The Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and complete and exclusive statements of the terms and conditions of their agreement. This Agreement cancels and supercedes all existing contracts and arrangements by and between Principal and the Representative for the representation of Principal. Except as specifically provided in this Agreement, no conditions, usage of trade, course of dealing of performance, understanding or agreement purporting to modify, vary, explain or supplement the terms and conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modifications shall be affected by the acknowledgement terms and conditions at variance with or in addition to those set forth herein.

No waiver by either Principal or Representative with respect to any breach or default or of any right to remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. If any term or condition of this Agreement or the application thereof is judicially or otherwise determined to be invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected and shall remain in full force and effect.

Principal:
QMI Manufacturing, Inc.
202-11 Burbidge Street
Coquitlam, BC, V3K 7B2
Canada
Phone: (604) 944-8650
Fax: (604) 944-8660

Ray Wood, President
QMI Manufacturing Inc.

Date: June 23, 2010

Agent:
Energy Products Group Inc.
60 Bathurst Drive, Unit 24
Waterloo, ON N2V 2A9
Canada
Phone: (519) 725-4657
Fax: (519) 725-5063

Randy Montag
Energy Products Group Inc.

Date: June 29, 2010

WWW.QMIMFG.COM

Exhibit 4.6 – Page 28

AMENDMENT TO AGREEMENT

THIS AGREEMENT made as of the 26 day of March 2010

BETWEEN:

AND:

WHEREAS:

A. QMan has developed and holds all legal and beneficial right, title and interest in and to certain patent-pending sensor and detection technology and products, the specifics of which is more particularly set out in Appendix 'A" of Schedule "A" (collectively the "**Products**").

B. QMan has granted to RTN Stealth Inc. (formally known as Arris Resources Inc.) an exclusive license to market, sell and distribute the Products in India attached as Schedule "A" (the "**India License**").

C. RTN Stealth (formally known as Arris Resources Inc.) transferred its rights to the India License to QSiesmic through a court approved Plan of Arrangement and majority shareholder vote. QSiesmic is a Reporting Issuer in British Columbia, Alberta, and Ontario; and plans to list its common shares on the CNSX and OTCBB.

D. The covenants and agreements of the India License will remain fully enforceable by QMan and RTN Stealth's successor QSiesmic except as otherwise described in this amendment agreement.

E. The parties hereto desire to define and record their agreement, interests and obligations as between themselves.

1. **Revocable License to use the trade-name "QMI Seismic".**
The name "QMI Seismic" is a trade-name owned by QMan and QMan hereby grants the right to QSiesmic to use the name "QMI Seismic". QSiesmic accepts the right and privilege to use the name "QMI Seismic" solely in connection with the India License or future business arrangements with QMan. If QSiesmic does not continue with such business activities, QMan may at its sole discretion revoke the name and allow QSiesmic a reasonable time frame for the name change process.

2. **Term of Agreement.**
The initial term (**"Initial Term"**) of the India License is for ten (10) years from the date of execution of this Amendment Agreement by the parties (the **"Effective Date"**), unless earlier terminated in accordance with its terms. Thereafter, the India License shall automatically be renewed on its anniversary dates for successive ten (10) years terms (each a **"Successive Term"**), to a maximum of seven (7) Successive Terms, unless earlier terminated in accordance with its terms. The Initial Term and any Successive Terms are collectively referred to herein as the **"Term"**.

3. **Ownership of Intellectual Rights.**
Save and except as provided in this agreement, at all times during the Term, QMan shall hold and possess any and all rights, title and interest in and to the Intellectual Property Rights of QMan.

QMI MANUFACTURING INC.
by its authorized signatory

per: Ray Wood

QMI SIESMIC INC.
by its authorized signatory

per: Navchand Jagpal

2

Exhibit 4.6 – Page 29

Schedule A

QMI MANUFACTURING INC.
REPRESENTATION AGREEMENT

This agreement is effective September 28, 2009 and is by and between:

QMI Manufacturing Inc.
202 – 11 Burbidge Street,
Coquitlam, British Columbia, V3K 7B2 Canada (Hereinafter "Principal")

And

Arris Resources Inc.
1250 West Hastings Street
Vancouver, BC V6E 2V4 CNSX: AAS
Tel: 604-687-0879 Fax: 604-408-9301 (Hereinafter "Distributor")

RECITALS

WHEREAS, "Principal", Manufactures Electronic Earthquake Control Monitoring Systems, and other Security Systems as listed in Appendix A (hereinafter "Product"), and sells, distributes, and supplies these products to various distribution market and utilities exclusively.

WHEREAS, "Distributor", desires to be the EXCLUSIVE independent Distributor for the solicitation of sales of the Products, and Principal desires to appoint the Distributor as Exclusive Distributor for the solicitation of sales of the products.

AGREEMENT

1. **Appointment of Exclusive Distributor** Principal hereby appoints and Distributor hereby accepts the appointment as Principal's exclusive Distributor for the solicitation of sales of QMI Manufacturing Inc.'s Products for the Territory of India (hereinafter referred to as "Territory"). Any other Territory may be amended to this Agreement upon written request and permission given to be approved by both parties.

2. **Term of Agreement** This Agreement shall continue in full force and effect for the period beginning from the Effective Date of this Agreement. This agreement will remain in force unless terminated by either party or as in breech of this agreement and such default continues after sixty (60) days written notice from the non-defaulting party. To the defaulting party stating the particulars of such default.

3. **Distributor's Duties and Obligations**
a)-Promote Product and solicit orders for sales of QMI Manufacturing Inc.'s Electronic Earthquake Control Monitoring Systems and related products in its Territory.
b)-Furnish engineering services including but not limited to reviewing and evaluating the requirements for the products and participating in the selection and designation of the proper products and specifications thereof
c)-Furnish proper technical services to all users of the Products located or installed in the Territory, including but not limited to, assistance in connection with the start-up, check out and calibration of Products, the diagnosis of user inquires concerning Products and the servicing of deficiencies in, and the performance of warranty obligations on the products in the manner specified from time by Principal.
d)-Maintain in the Territory suitable premises, equipment and current technical and promotional literature for the Products; and employ sufficient and suitably qualified and trained technical engineering and other competent personnel necessary to carry out the duties of the Distributor under this Agreement. Distributor and its personnel shall maintain a working knowledge and familiarity with the Products, including associated services and attend training sessions as appropriate to maintain such knowledge and familiarity.
e)-Keep Principal fully informed of commercial and market conditions within the Territory and of the activities of customers and competitors and regularly covers the trade and industry for the purposes of furthering sales of the Products.
f)- The Distributor's responsibility is only to market the Principle's product.
g)- Aided by all laws, electrical and plumbing codes, laws and government rules and regulations applicable to Distributor.
h)- All orders are FOB Coquitlam, British Columbia

4. **Shipping Procedure** Method of Shipment will depend on the Distributor's choice. All transportation costs, insurance, duties, taxes and any other unforeseen shipping expenses shall be borne by the Customer from the factory shipment point.

5. **Placement of Orders and Terms of Payment** Distributor should send a signed faxed order on Distributor's letterhead with the original order to be mailed to the Principal. If the Distributor finds it is necessary, the products may be invoiced directly by Principal (if the Principal agrees), to the customers. In such cases, the difference of the prices agreed by the Distributor shall be reimbursed by the Principal.

6. **Product Warranty** QMI warrants its Products to be free from defects in material and workmanship under the same 1-year warranty applicable in Canada and the USA. QMI does not warranty any problems with the product that can and will arise with improper installation.

7. **Confidentiality** Distributor agrees to keep confidential and not disclose to any third party any of the Principal's designated proprietary information supplied by the Principal in connection with this Agreement either written, oral, computer generated or published. Confidential information shall be stamped and signed as CONFIDENTIAL.

8. **Trademarks And Trade Names and Patents**
a.)- Distributor acknowledges the validity of the trademarks and trade names and patents which are the exclusive property of QMI Manufacturing Inc. which designates and identities the Products and further acknowledges that Principal or its subsidiaries or affiliates are the exclusive owners of such marks and names and patents and agrees not to copy any of QMI Manufacturing Inc.'s products.

b)- On its letterheads, business cards, invoices, statements, etc. Distributor or sales office may identify itself as the Distributor of the Principal.

c)- Distributor agrees that it will never use any trademark or trade name of Principal or its subsidiaries or affiliates or any simulation of such marks or names as a part of Distributor's corporate or other trading name or designation of any kind without permission of Distributor.

9. **Governing Law. Entire Agreement**

The validity, interpretation and performance of this Agreement and any dispute connected herewith shall he governed and construed in accordance with the laws of the Province of British Columbia and in accordance with the rules of the of British Columbia Supreme Court. The Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and complete and exclusive statements of the terms and conditions of their agreement. This Agreement cancels and supercedes all existing contracts and arrangements by and between Principal and the Distributor for the representation of Principal. Except as specifically provided in this Agreement, no conditions, usage of trade, course of dealing of performance, understanding or agreement purporting to modify, vary, explain or supplement the terms and conditions of this Agreement shall be binding unless hereafter made in writing and signed. by the party to he bound, and no modifications shall be affected by the acknowledgement terms and conditions at variance with or in addition to those set forth herein.

No waiver by either Principal or Distributor with respect to any breach or default or of any right to remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be hound. If any term or condition of this Agreement or the application thereof is judicially or otherwise determined to be invalid or unenforceable, the remainder of this Agreement and the application thereof shall not he affected and shall remain in full force and effect.

10. **Attachments To This Agreement**

The Attachments are:

1 - Appendix A. — All Products

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.

For "Principal" QMI Manufacturing Inc.
Raymond Wood, President and CEO

[signature] Dated Oct 8 · 2009

For the "Distributor"

[signature] Dated Oct 8, 2009

No waiver by either Principal or Distributor with respect to any breach or default or of any right to remedy and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be hound. If any term or condition of this Agreement or the application thereof is judicially or otherwise determined to be invalid or unenforceable, the remainder of this Agreement and the application thereof shall not be affected and shall remain in full force and effect.

10. **Attachments To This Agreement**

The Attachments are:

1 - Appendix A. — All Products

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.

For "Principal" QMI Manufacturing Inc.
Raymond Wood, President and CEO

______________________ Dated Oct 8 · 2009

For the "Distributor"

______________________ Dated Oct 8, 2009

Appendix A – Products for Distribution

1.

Seismic Sensor 2700

Sale to Market:

$400

Cost to Arris:

$200

Number of Units (year 1):

1,000

Number of Units (year 2):

2,000

Number of Units (year 3):

3,000

2.

RF Quake

Sale to Market:

$210

Cost to Arris:

$105

Number of Units (year 1):

1,000

Number of Units (year 2):

2,000

Number of Units (year 3):

3,000

3.

Watch Dog

Sale to Market:

$90

Cost to Arris:

$45

Number of Units (year 1):

1,000

Number of Units (year 2):

2,000

Number of Units (year 3):

3,000

Senior Service Agreements:  Training for Arris and on call rates.

Exhibit 4.6 – Page 30

QMI MARKETING LTD.

March 25, 2009

ARRIS RESOURCES INC.

ARRIS OIL & GAS INC.

1250 West Hastings Street

Vancouver, BC  V6E 2V4

Phone  604-687-0879

Fax:  604-408-9301

To Whom it May Concern:

RE:  AUTHORIZATION OF USING THE NAME QMI MARKETING, QMI MARKETING LTD.

I hereby authorize Arris Resources Inc. and Arris Oil and Gas Inc. of using the name of my company:  “QMI Marketing Ltd.”, or part of it sname.

Sincerely,

QMI MARKETING LTD.

/s/ Raymond Wood

Raymond Wood

President

Exhibit 4.6 – Page 31

SCHEDULE E

ASSET PURCHASE AGREEMENT

Exhibit 4.6 – Page 32

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 1st day of July, 2010;

BETWEEN:

QMI TECHNOLOGY INC., a body corporate, incorporated under the laws of the Province of British Columbia and having an office at #202 – 11 Burbidge Street, Coquitlam, B.C.  V3K 7B2

(hereinafter referred to as the "QTECH")

AND:

RAYMOND WOOD, an individual residing at #202 – 2963, Glen Drive, Coquitlam, B.C.   V3B 2P7

(hereinafter referred to as the "Wood")

AND:

QMI MANUFACTURING INC., a body corporate, incorporated under the laws of the Province of British Columbia and having an office at #202 – 11 Burbidge Street, Coquitlam, B.C.  V3K 7B2

(hereinafter referred to as the “QMI”)

AND:

LYNN WOOD, an individual residing at #202 – 2963, Glen Drive, Coquitlam, B.C.   V3B 2P7

(hereinafter referred to as the "Covenantor")

RECITALS

WHEREAS:

A.

QMI is a Canadian controlled Private Corporation;

B.

QTECH is a wholly owned subsidiary of QMI;

C.

Wood holds the legal and beneficial right title and interest in and to certain sensor detection technology and products which have been patented and/or have pending patents (collectively the “Intellectual Property”) as more succinctly defined hereinafter, and whereas the Covenantor has contractually transferred the Intellectual Property to Wood but the same is still in the process of being registered with the applicable patent registry;

D.

QMI has an exclusive licence to use the Patents (as hereinafter defined) which comprise the Intellectual Property, and QMI has developed certain products which rely on the Patents (the “Products” as more succinctly defined hereinafter);

E.

QMI wishes to sell all of its assets (the “Assets” as more succinctly defined hereinafter) to QTECH and QTECH wishes to purchase all of the Assets, subject to the terms and conditions in this Agreement;

F.

Wood wishes to sell all of the interest in the Intellectual Property to QTECH and QTECH wishes to purchase the Intellectual Property, subject to the terms and conditions in the Agreement.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained and other good and valuable consideration (the sufficiency and adequacy of which is herein acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Defined Terms

In this Agreement and in the Schedules attached hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

(a)

“Affiliate” will have the meaning ascribed thereto in the Business Corporations Act (British Columbia);

(b)

“Application(s)” means commercial or other uses or products derived from the Intellectual Property, or the QMI Intellectual Property, as the case may be;

(c)

 “Assets” means collectively all the tangible personal property of QMI, including but not limited to the furniture, fixtures, machinery, equipment and tools of QMI as set out in Schedule B attached hereto; inventory as set out in Schedule C attached hereto; all right title and interest of QMI under any leases of personal property and equipment; all contracts QMI has an interest in, as set out in Schedule F attached hereto (the “Contracts”), including without limitation the agreement between QMI and Draka Elevator Products (“Draka”) whereby Draka has exclusive marketing rights for QMI’s Seismic Product 2500 and the agreement between QMI and QMI Seismic Inc. Whereby QMI has granted to QMI Seismic Ltd., a licence to market and distribute certain products developed using the Intellectual Property in India; the Premises Lease; the QMI Intellectual Property; telephone numbers and listing insurance policies, trade accounts receivable (“Accounts”), promissory notes arising from Accounts; all causes of actions related to the Assets; customer lists, goodwill and other intangible property related to QMI’s business but excluding (i) cash on hand; (ii) any accounting related books and records whether written or electronically recorded; (iii) causes of action not related to the Assets; (iv) contingent and unliquidated claims of every nature including tax refunds; (v) deposits; (vi) any personal property subject to any security interest of a third party.

(d)

“Business Day” means any day other than a day that is a Saturday, Sunday or statutory holiday in Surrey, British Columbia;

(e)

“Confidential Information” means any and all information which is of a confidential or secret nature relating to the business of any party and in the case of QMI and Wood relating to the Intellectual Property and QMI Intellectual Property, respectively, as the case may be, as hereinafter defined, or to its development and manufacturing.  Such confidential information includes but is not limited to all information disclosed by either party to the other party or of which either party becomes aware during the term of this Agreement whether disclosed orally, in writing, electronically or by other means.  In addition, such confidential information includes but is not limited to QMI and Wood’s existing and prospective business opportunities, with respect to Intellectual Property and QMI Intellectual Property, respectively, as the case may be, customer information, customer names, addresses, contacts, and details of supply contracts, information regarding the compensation of persons employed by any parties, financial information, including the business plans, financial statements, and accounting records of any party, information relating to any party's operations, methods of doing business, research and development, and trade secrets, patents, software, computer programs, algorithms, and other information of a confidential or secret nature.  Confidential information does not include:

i)

information that is within the public domain at the date of its disclosure by either party to the other party, or which thereafter enters the public domain through no fault of either party (but only after it becomes part of the public domain);

ii)

information which either party can establish was already known to that party at the date of its disclosure to that party and is not then subject to any third party confidentiality restrictions; and

iii)

information which, following disclosure by either party to the other party, is received by the receiving party from a third party who is not a consultant or employee of the disclosing party and who the receiving party had no reason to believe had obtained that information unlawfully or from the disclosing party;

(a)

“Governmental Body” means any domestic or foreign arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(b)

“Innovations” means any and all trade marks, trade names, logos, industrial designs, trade secrets, processes, formulae, data, specialized know-how, improvements, innovations (whether patented or not) and specialized techniques developed or produced by the QMI and or Wood that are derived in part or whole from the Intellectual Property and the QMI Intellectual Property;

(c)

“Intellectual Property” means certain sensor detection technology which has been patented or for which there are pending patents all of which are set out in Schedule A attached hereto;

(d)

“Intellectual Property Rights” means all right, title and interest of Wood in and to all rights or protections existing from time to time in a specific jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws and includes legislation by competent governmental authorities and judicial decisions under common law or equity as used in or relating to the Intellectual Property and all applications derived therefrom, including all Patent Rights, Trade-marks and Technical Information and including all prototypes;

(e)

“Licence” means the exclusive licence granted by Wood to QMI to use the Patents, a copy of which is attached hereto as Schedule D;

(f)

“Patent Rights” means all patents and inventions relating to the Intellectual Property and attached hereto as Schedule A and all applications and innovations derived therefrom, and pending applications thereon, and patents which may be issued out of pending applications (including divisions, reissues, renewals, re-examinations, continuations, continuations-in-part, patent term restoration and extensions), which may be applied for or registered in any jurisdiction, or licensed to Wood;

(g)

“Premises Lease” means the lease agreement a copy of which is attached hereto as Schedule E;

(h)

“Products” means any and all products developed by QMI which rely on the Patents and any derivative technology or Innovations;

(i)

“QMI Intellectual Property” means all rights of QMI under the Licence, and without limitation, all trademarks, tradenames, licence and service marks as well as all approvals, certification and comments from Canadian Standards Association, Underwriters Laboratories of Canada and United States Consumer Products Safety Commission all of which certifications are attached hereto as Schedule B, and any and all Innovations; and

(j)

“QMI Intellectual Property Rights” means all right, title and interest of QMI in and to all rights or protections existing from time to time in a specific jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws and includes legislation by competent governmental authorities and judicial decisions under common law or equity as used in or relating to the Intellectual Property and all applications derived therefrom, including all patent rights, Trade-marks and Technical Information and including all prototypes;

(k)

“Technical Information” means all know-how and related technical knowledge proprietary to or licensed to Wood and/or QMI relating to the Intellectual Property  and the QMI Intellectual Property, respectively, as the case may be, and any applications derived therefrom, including, without limitation:

(i)

all trade secrets, confidential information and information with respect to inventions;

(ii)

all information of a scientific, technical or business nature, regardless of its form;

(iii)

all documentation with respect to research, development, demonstration or engineering work;

(iv)

all information that can be or is used to define a design or process, or to procure, produce, support or operate materials or equipment;

(v)

all information regarding methods of production; and

(vi)

all other drawings, blueprints, patterns, plans, flow charts, equipment parts lists, computer software and procedures, source and object code, specifications, formulas, designs, technical data, descriptions, related instruction manuals, records and procedures; and without limitation all documentation with respect to the design, fabrication, modification, operation, sale and support of the Intellectual Property to customers;

(l)

“Trade-marks” means the trade-marks, trade names, designs, logos and other commercial symbols, whether registered or not, which are owned by Wood and/or QMI relating to the Intellectual Property and the QMI Intellectual Property, respectively, as the case may be, and all applications derived therefrom, including, without limitation, all common law rights thereto and the goodwill of Wood and/or QMI as case may be, as symbolized by the trade-marks, trade names, designs, logos and other commercial symbols.

a.1

Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are stated in lawful money of Canada.

a.2

Choice of Law and Disputes

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and without regard to the conflict of law rules applicable therein.  Should any dispute arise between the parties concerning this Agreement, the parties agree to first attempt to resolve the dispute in good faith.  Both parties further agree to attorn to the jurisdiction of the courts in the Province of British Columbia, Canada in the event that a dispute cannot be resolved.

a.3

Interpretation Not Affected by Headings

The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

a.4

Number and Gender

In this Agreement, unless there is something in the subject matter or context inconsistent therewith words in the singular number include the plural and such words will be construed as if the plural had been used, words in the plural include the singular and such words will be construed as if the singular had been used, and words importing the use of any gender include all genders where the context or party referred to so requires, and the rest of the affected sentence will be construed as if the necessary grammatical and terminological changes had been made.

a.5

Accounting Principles

In this Agreement, wherever reference is made to Generally Accepted Accounting Principles or GAAP, such reference shall be deemed to be Generally Accepted Accounting Principles from time to time approved by the Canadian Institute of Chartered Accountants applicable as at the date on which the relevant calculation has been made, is made or is required to be made in accordance with Generally Accepted Accounting Principles.

a.6

Time of Essence

Time shall be of the essence of this Agreement.

a.7

Schedule

The following Schedules to this Agreement are incorporated herein and form part of this Agreement:

A.

Patents

B.

Equipment and Machinery

C.

Inventory

D.

Licence

E.

Premises Lease

F.

Contracts

G.

Certifications

H.

TNB Loan Agreement

ARTICLE 1
PURCHASE AND TRANSFER OF INTELLECTUAL PROPERTY

1.1

Purchased Assets

2.1.1

On the terms set out herein and in consideration for the consideration set out in Article 3.1 hereof, Wood hereby agrees to sell, assign, transfer and convey to QTECH, and QTECH hereby agrees to purchase and accept from Wood all rights and interest in the Intellectual Property, any applications derived there from, and all Intellectual Property Rights pertaining thereto.

2.1.2

On the terms set out herein and in consideration for the consideration set out in Article 3.2 hereof, QMI agrees to sell, assign, transfer and convey to QTECH all rights and interest in the Assets, including but not limited to the QMI Intellectual Property, an application derived therefrom, including the Products and all QMI Intellectual Property Rights pertaining thereto.

1.2

Retained Liabilities and Indemnity

2.2.1

Other than as set out in Section 2.2.2 herein, QTECH will not assume or be liable for any obligations, commitments, liabilities and claims (whether absolute, accrued or contingent) relating to the Intellectual Property and QMI Intellectual Property and any applications derived therefrom.  Without limiting the generality of the foregoing, it is agreed that QTECH will have no liability for any of the following obligations or liabilities:

(a)

all liabilities in respect of all indebtedness of Wood, the Covenantor or QMI to any persons;

(b)

all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by Wood, the Covenantor or QMI to any federal, state, provincial, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign;

(c)

all liabilities relating to products manufactured or sold by Wood, the Covenantor or QMI in connection with the Intellectual Property and QMI Intellectual Property up to the date of this Agreement, including all product liability claims and written contractual and/or statutory claims brought by customers under any product warranties;

(d)

any liability that either QMI, Wood or the Covenantor has for any income or other taxes including excise or sales taxes, whether due to any federal or provincial authority as a result of the sale and transfer of the Assets, QMI Intellectual Property and Intellectual Property.

2.2.2

QTECH shall assume the following liabilities:

(a)

an outstanding loan in the amount of $200,000.00 due to TNB Enterprises Ltd. (which is evidenced by a loan agreement, attached hereto as Schedule H);

(b)

an outstanding loan to Mr. Raymond Wood of $80,000.00 loaned to QMI for working capital.

ARTICLE 2
PURCHASE PRICE

2.1

QTECH’s Instalment Purchase of the Intellectual Property and Intellectual Property Rights from Wood.

3.1.1

In consideration of the sale of the Intellectual Property and Intellectual Property Rights from Wood to QTECH, QTECH agrees to pay to Wood instalments as a royalty from the income generated by the Intellectual Property at a rate of ten (10%) percent of the net income generated from the sale of products produced and sold using the Patents comprising the Intellectual Property, per annum to a maximum of $1.3 million ($1,300,000.00) dollars in total.  Notwithstanding the foregoing, the obligation to pay such royalties shall be limited to the life of the Patents, and shall terminate on the expiry of the Patents.  After the final instalment payment, the patent transfer agreement shall be filed with the applicable patent registry.

3.1.2

Upon closing of the purchase of the Intellectual Property from Wood to QTECH, Wood shall provide a blank dated patent transfer agreement, in a form approved by QTECH’s counsel, to QTECH to be held in escrow until such time as the final instalment payment described in Section 3.1.1 above is made.

ARTICLE 3
INNOVATIONS PROPERTY OF PURCHASER

3.1

Wood and QMI acknowledge and agree that all Innovations, with respect to the Intellectual Property or QMI Intellectual Property, as the case may be, shall be the sole property of QTECH or any other entity designated by QTECH.  QTECH, or any other entity designated by QTECH shall be the sole owner of all domestic and foreign rights pertaining to Innovations.  Wood and/or QMI as the case may be, shall cooperate and assist QTECH, at QTECH’s sole cost and expense, to obtain and maintain for QTECH’s benefit, patents or other forms of intellectual property protection in any an all countries selected by QTECH, all of which intellectual property rights shall belong to QTECH.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1

Representations and Warranties by Wood and the Convenantor

Wood and the Covenantor, jointly and severally, hereby represent and warrant to QTECH as follows, and acknowledge and confirm that QTECH is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the rights to the Intellectual Property and all applications derived therefrom.

(a)

Authority and Binding Obligation.  Wood has good right, full power and capacity to enter into this Agreement and to sell, assign, transfer and convey the Intellectual Property and Intellectual Property Rights and any and all Applications to be sold by her hereunder to QTECH in the manner contemplated herein and to perform all of their obligations under this Agreement.  Wood has taken all necessary or desirable actions and steps to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of all rights to the Intellectual Property and Intellectual Property Rights therefrom to QTECH.  This Agreement is a legal, valid and binding obligation of Wood, enforceable against her in accordance with its terms.

(b)

No Other Purchase Agreements.  Other than the Licence, no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition of the Intellectual Property, or any right or interest therein.

(c)

Contractual and Regulatory Approvals.  Wood and the Covenantor are not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Government Body are required to be obtained by Wood or the Covenantor in connection with the execution, delivery or performance of this Agreement or the completion of any of the transactions contemplated herein.

(d)

Compliance with Agreements and Laws.  The execution, delivery and performance of this Agreement by Wood or the Covenantor, and the completion of any transactions contemplated hereby, will not constitute or result in a violation, breach or default, conflict with or cause the acceleration of any obligations of Wood or the Covenantor under:

(i)

any writ, order, judgment, injunction, decree, determination or award of any court, Governmental Body or arbitrator(s) affecting or binding upon Wood;

(ii)

any law, statute, ordinance, rule or regulation of Canada or any Province of  Canada, or of any applicable foreign jurisdiction;

(iii)

any license, permit, approval, consent or authorization held by Wood or the Covenantor or necessary to the production or use of the Intellectual Property or any applications derived therefrom.

(e)

Liabilities.  Other than as set out in 2.2.2, and agreed to therein, there are no liabilities (contingent or otherwise) of Wood of any kind whatsoever of which Wood is aware in respect of which QTECH may become liable on or after the completion of the transactions contemplated by this Agreement.

(f)

Partnerships or Joint Ventures.  Wood or the Covenantor are not partners or participants in any partnership, joint venture, profit-sharing arrangement or other association of any kind and are not party to any agreement under which Wood or the Covenantor has agreed to assign, transfer or sell any rights or interest in the Intellectual Property or any applications derived therefrom by which Wood or Covenantor has agreed to share any revenue or profit of the Intellectual Property or any applications derived therefrom, except as set forth in this Agreement.

(g)

Litigation.  There are no material actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Wood) pending or, to the best of the knowledge of Wood or the Covenantor, threatened, by or against or affecting Wood or the Covenantor that relate to the Intellectual Property or any applications derived therefrom, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(h)

Title to the Intellectual Property.  Wood is the sole legal and beneficial owner of and has the absolute right, title, and authority to sell, transfer, assign and deliver all right, title and interest in the Intellectual Property and Intellectual Property Rights to QTECH in the manner contemplated herein and to enter into and perform this Agreement.  Except for as set out in this Agreement with respect to the Licence, no person other than QTECH has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from Wood of any right or interest in the Intellectual Property.

(i)

Technology.

(i)

Wood has all right, title and interest in and to the Intellectual Property Rights and to the Technical Information and all such Intellectual Property Rights and Technical Information are owned by, or are proprietary to, Wood.

(ii)

Wood is the sole legal and beneficial owner of the Intellectual Property Rights and sole persons possessing the Technical Information and is entitled to use the Intellectual Property Rights and the Technical Information without the payment of any royalty or other fees to any person or entity.

(iii)

All of Wood’s Intellectual Property Rights and the Technical Information were created by Wood, and/or the Covenantor.

(iv)

Wood has the right to assign its right, title and interest in and to the Intellectual Property Rights and to the Technical Information to QTECH and have not assigned, licensed, transferred possession or otherwise conveyed any rights to the Intellectual Property Rights or to the Technical Information to any person or entity.

(v)

The Intellectual Property Rights and the Technical Information are in full force and effect and Wood has taken reasonable measures to prevent misappropriation or misuse of, and to protect, Intellectual Property Rights and the Technical Information, including ensuring that the Technical Information is not disclosed to other persons or entities and that the Trade-marks have been used or enforced, and there has been no failure to use enforce, in a manner which would result in the abandonment, cancellation or unenforceability of any such Trade-marks.

(vi)

The Intellectual Property Rights and the Technical Information transferred to QTECH hereunder constitute the entire know-how, intellectual property and registrations required and/or used in the production and manufacturing of the Intellectual Property or any applications derived therefrom.  No person, except as contemplated by this Agreement, has been authorized to make use of any of the Intellectual Property Rights and the Technical Information transferred to QTECH hereunder.

(vii)

No part of the Intellectual Property Rights and Technical Information infringes on or violates any rights or protections in any jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws, including legislation by competent governmental authorities and judicial decisions under common law or equity, of or owned by, any other person or entity, and the use and commercial exploitation by QTECH of the Intellectual Property Rights or the Technical Information will not infringe upon or violate any such rights or protections, of or owned by, any other person or entity.

(viii)

No part of the Intellectual Property Rights and Technical Information contains any confidential information or trade secret of another person or entity.

(ix)

There is and has been no infringement or misappropriation or claim of infringement or misappropriation of any rights of third parties in or by the use of such Intellectual Property Rights and Technical Information.

(x)

There does not exist any facts or circumstances which cause any of Wood’s Intellectual Property Rights and Technical Information to be unenforceable or unprotectable or which limit or restrict their scope or the exploitation or protection thereof.

(xi)

No legal, administrative or regulatory proceedings have been instituted or threatened that challenge the right of Wood to own, use, or license others to use any of the Intellectual Property Rights or Technical Information.   There is no claim of adverse ownership, invalidity, lack of distinctiveness, confusing similarity or other opposition to or conflict with any Intellectual Property Rights or Technical Information, nor any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against Wood relating to the Intellectual Property Rights or Technical Information.

(xii)

There is no patent, patent application nor investigation by any person or entity that would have a materially adverse effect on any part of the Intellectual Property Rights or Technical Information.

(xiii)

No other person is using any Trade-marks or trade names which are the same as or similar to or likely to be confusing with or infringe upon Wood’s rights in and to the Trade-marks.

(xiv)

Wood does not have any pending or any potential proceeding, claim, demand, or allegation charging any person or entity with a violation or misappropriation of Wood’s Intellectual Property Rights or Technical Information.

(j)

The Contracts are all valid and subsisting, are in good standing and are assignable by QMI to QTECH.

4.2

Representations and Warranties by QMI

QMI hereby represents and warrants to QTECH as follows, and acknowledges and confirms that QTECH is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Assets.

(a)

Corporate Authority and Binding Obligation.  QMI is a corporation duly incorporated and validly subsisting under the laws of the Province of British Columbia.  QMI has good right and full corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement.  The board of directors of QMI has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement by QMI.

(b)

This Agreement is a legal, valid and binding obligation of QMI, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; (ii) the fact that equitable remedies, including the remedies of specific performance and injunctive relief, may only be granted in the discretion of a court; and (iii) the fact that rights to indemnity may be limited under applicable law.  QMI has taken all necessary or desirable actions and steps to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer the Assets (including the QMI Intellectual Property and QMI Intellectual Property Rights) to QTECH.

(c)

Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by QMI, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(i)

any term or provision of any of the articles, by-laws or other constating documents of QMI; or

(ii)

the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which QMI is a party or by which it is bound.

(d)

Free and Clear of Liens or Encumbrances.  QMI is the legal and beneficial owner of the Assets and his good and marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances or other claims whatsoever.

(e)

No Other Purchase Agreements.  No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition of the Assets, or any right or interest therein.

(f)

Contractual and Regulatory Approvals.  QMI is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Government Body are required to be obtained by QMI in connection with the execution, delivery or performance of this Agreement or the completion of any of the transactions contemplated herein.

(g)

Compliance with Agreements and Laws.  The execution, delivery and performance of this Agreement by QMI, and the completion of any transactions contemplated hereby, will not constitute or result in a violation, breach or default, conflict with or cause the acceleration of any obligations of QMI under:

(i)

any writ, order, judgment, injunction, decree, determination or award of any court, Governmental Body or arbitrator(s) affecting or binding upon QMI;

(ii)

any law, statute, ordinance, rule or regulation of Canada or any Province of  Canada, or of any applicable foreign jurisdiction;

(iii)

any license, permit, approval, consent or authorization held by QMI or necessary to the production or use of the Assets (including the QMI Intellectual Property or QMI Intellectual Property Rights).

(h)

Liabilities.  There are no liabilities (contingent or otherwise) of QMI of any kind whatsoever of which QMI is aware in respect of which QTECH may become liable on or after the completion of the transactions contemplated by this Agreement.

(i)

Partnerships or Joint Ventures.  Other than with respect to the Licence, QMI is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and are not party to any agreement under which QMI agrees to assign, transfer or sell any rights or interest in the Assets, except as set forth in this Agreement.

(j)

Litigation.  There are no material actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of QMI) pending or, to the best of the knowledge of QMI, threatened, by or against or affecting QMI that relate to the Assets and specifically to QMI Intellectual Property or any applications derived therefrom, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(k)

Title to the Intellectual Property.  QMI is the sole legal and beneficial owner of and has the absolute right, title, and authority to sell, transfer, assign and deliver all right, title and interest in the Assets, including without limitation, the QMI Intellectual Property and QMI Intellectual Property Rights to QTECH in the manner contemplated herein and to enter into and perform this Agreement.  No person other than QTECH has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from QMI of any right or interest in the Assets including without limitation the QMI Intellectual Property.

(l)

Technology.

(i)

QMI has all right, title and interest in and to the QMI Intellectual Property Rights and to the Technical Information and all such QMI Intellectual Property Rights and Technical Information are owned by, or are proprietary to, QMI.

(ii)

QMI is the sole legal and beneficial owner of the QMI Intellectual Property Rights and sole persons possessing the Technical Information and is entitled to use the QMI Intellectual Property Rights and the Technical Information without the payment of any royalty or other fees to any person or entity.

(iii)

All the QMI Intellectual Property Rights and the Technical Information were created by QMI.

(iv)

QMI has the right to assign its right, title and interest in and to the QMI Intellectual Property Rights and to the Technical Information to QTECH and have not assigned, licensed, transferred possession or otherwise conveyed any rights to the QMI Intellectual Property Rights or to the Technical Information to any person or entity.

(v)

The QMI Intellectual Property Rights and the Technical Information are in full force and effect and QMI has taken reasonable measures to prevent misappropriation or misuse of, and to protect, QMI Intellectual Property Rights and the Technical Information, including ensuring that the Technical Information is not disclosed to other persons or entities and that the Trade-marks have been used or enforced, and there has been no failure to use enforce, in a manner which would result in the abandonment, cancellation or unenforceability of any such Trade-marks.

(vi)

The QMI Intellectual Property Rights and the Technical Information transferred to QTECH hereunder constitute the entire know-how, intellectual property and registrations required and/or used in the production and manufacturing of the QMI Intellectual Property or any applications derived therefrom.  No person, except as contemplated by this Agreement, has been authorized to make use of any of the QMI Intellectual Property Rights and the Technical Information transferred to QTECH hereunder.

(vii)

No part of the QMI Intellectual Property Rights and Technical Information infringes on or violates any rights or protections in any jurisdiction, whether registered or not, under any patent law or other invention or discovery law, copyright law, publicity, performance or moral rights law, trade-secret law, confidential information law, integrated circuit topography law, semi-conductor chip protection law, industrial design law, trade-mark law, unfair competition or trade practices law, or other similar laws, including legislation by competent governmental authorities and judicial decisions under common law or equity, of or owned by, any other person or entity, and the use and commercial exploitation by QTECH of the QMI Intellectual Property Rights or the Technical Information will not infringe upon or violate any such rights or protections, of or owned by, any other person or entity.

(viii)

No part of the QMI Intellectual Property Rights and Technical Information contains any confidential information or trade secret of another person or entity.

(ix)

There is and has been no infringement or misappropriation or claim of infringement or misappropriation of any rights of third parties in or by the use of such QMI Property Rights and Technical Information.

(x)

There does not exist any facts or circumstances which cause any of the QMI Intellectual Property Rights and Technical Information to be unenforceable or unprotectable or which limit or restrict their scope or the exploitation or protection thereof.

(xi)

No legal, administrative or regulatory proceedings have been instituted or threatened that challenge the right of QMI to own, use, or license others to use any of the QMI Intellectual Property Rights or Technical Information.   There is no claim of adverse ownership, invalidity, lack of distinctiveness, confusing similarity or other opposition to or conflict with any QMI Intellectual Property Rights or Technical Information, nor any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against QMI relating to the QMI Intellectual Property Rights or Technical Information.

(xii)

There is no patent, patent application nor investigation by any person or entity that would have a materially adverse effect on any part of the QMI Intellectual Property Rights or Technical Information.

(xiii)

No other person is using any Trade-marks or trade names which are the same as or similar to or likely to be confusing with or infringe upon QMI’s rights in and to the Trade-marks.

(xiv)

QMI does not have any pending or any potential proceeding, claim, demand, or allegation charging any person or entity with a violation or misappropriation of the QMI Intellectual Property Rights or Technical Information.

4.3

Representations and Warranties by QTECH

QTECH hereby represents and warrants to Wood and QMI as follows, and acknowledges and confirms that Wood and QMI are relying upon the accuracy of each of such representations and warranties in connection with the sale of all rights and interest in the Intellectual Property and any applications derived therefrom and the completion of any other transactions contemplated by this Agreement.

(a)

Corporate Authority and Binding Obligation.  QTECH is a corporation duly incorporated and validly subsisting under the laws of the Province of British Columbia.  QTECH has good right and full corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement.  The board of directors of QTECH has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement by QTECH.  This Agreement is a legal, valid and binding obligation of QTECH, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; (ii) the fact that equitable remedies, including the remedies of specific performance and injunctive relief, may only be granted in the discretion of a court; and (iii) the fact that rights to indemnity may be limited under applicable law.

(b)

Compliance with Constating Documents, Agreements and Laws.  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by QTECH, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(i)

any term or provision of any of the articles, by-laws or other constating documents of QTECH; or

(ii)

the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which QTECH is a party or by which it is bound.

ARTICLE 5
SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

5.1

Survival of Warranties Wood and QMI

The representations and warranties made by Wood, the Covenantor and QMI and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the completion of the sale of all rights and interest in the Intellectual Property, and Assets (including the QMI Intellectual Property and QMI Intellectual Property Rights)  and any applications derived therefrom provided for herein and, notwithstanding such completion or any investigation made by or on behalf of QTECH or any other person or any knowledge of QTECH or any other person, will continue in full force and effect for the benefit of QTECH indefinitely.

ARTICLE 6
INDEMNIFICATION

6.1

Indemnification by Wood and QMI

Wood, the Covenantor and QMI shall, jointly and severally, indemnify and save harmless QTECH from and against any claims, demands, actions, causes of action, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and legal fees on a solicitor and own client basis and disbursements) (collectively, the "Losses") which may be made against QTECH or which QTECH may suffer or incur as a result of, arising out of or relating to any violation, contravention or breach of any covenant, representation, warranty, agreement or obligation of Wood, the Covenantor and/or QMI under or pursuant to this Agreement.

6.2

Notification

In the event that Wood, the Covenantor and QMI shall become aware of any claim, proceeding or other matter in respect of which Wood, the Covenantor and QMI agreed to indemnify QTECH pursuant to this Agreement, Wood and/or QMI shall promptly give written notice thereof to QTECH.  Such notice shall set out in reasonable detail (to the extent that the information is available) the factual basis for the claim and the amount of the claim (if known).

ARTICLE 7
NON-COMPETITION

7.1

Non-Competition

Wood, the Covenantor and QMI acknowledge that they have become familiar with the proprietary aspects of the Intellectual Property and QMI Intellectual Property, respectively, including certain of the confidential information and trade secrets related to the Intellectual Property and QMI Intellectual Property.  Wood, QMI and the Covenantor, agree and covenant as follows:

(a)

they shall not compete with QTECH by developing any technology, the purpose of which is sensor detection technology to actuate motorized gas and water valves and power shut-offs and neither the Covenantor, nor Wood shall not accept employment with or directly or indirectly organize of participate in the organization of any firm, partnership, corporation, joint venture, sole proprietorship or other business entity if such firm, partnership, corporation, joint venture, sole proprietorship or entity is engaged or to be engaged in any business, conduct or activity in competition with the sensor detection Technology that the Intellectual Property and QMI Intellectual Property comprises and the applications that are derived from same.

(b)

QMI, the Covenantor and Wood shall not, directly or indirectly, either individually or as a consultant, employee, partner, owner, officer or stockholder, or in any other capacity whatsoever with respect to any person, firm, partnership, corporation, joint venture, sole proprietorship or other business entity except as a shareholder for investment purposes holding less than a [2%] interest in a corporation whose shares are traded on a securities exchange or on an over-the-counter market, engage in or aid, assist or abet others in engaging in any business, conduct or activity in competition with the sensor detection Technology that the Intellectual Property and QMI Intellectual Property comprises and the applications that are derived from same.

7.2

Equitable Remedies

In the event of Wood’s, QMI’s or the Covenantor’s breach, or threatened breach, of any term or provision contained in this Agreement, Wood, QMI and the Covenantor agree that QTECH shall be entitled to both temporary and permanent injunctive relief.  The right of QTECH to such relief shall not be construed to prevent QTECH from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including without limitation the recovery of monetary damages.

ARTICLE 8
GENERAL PROVISIONS

8.1

Further Assurances

Each of Wood, QMI and QTECH hereby covenants and agrees that, at any time and from time to time after the execution and delivery of this Agreement, it will, upon the request of any of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required or desirable for the better carrying out and performance of all the terms of this Agreement.

8.2

Remedies Cumulative

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

8.3

Notices

(a)

Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

(i)

delivered personally to an officer or director of such party;

(ii)

sent to the party entitled to receive it by registered mail, postage prepaid; or

(iii)

sent by facsimile.

(b)

Notices shall be sent to the following addresses or telecopy numbers:

(i)

in the case of QTECH:

#202 – 11 Burbidge Street

Coquitlam, B.C.   V3K 7B2

(ii)

in the case of Wood:

#202 – 2963 Glen Drive

Coquitlam, B.C.  V3B 2P7

(iii)

in the case of QMI:

#202 – 11 Burbidge Street

Coquitlam, B.C.   V3K 7B2

(iv)

in the case of the Covenantor

#202 – 2963 Glen Drive

Coquitlam, B.C.  V3B 2P7

or to such other address or facsimile number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid will:

(v)

if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

(vi)

if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fifteenth (15) Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

(vii)

if sent by facsimile, be deemed to have been given, sent, delivered and received on the date the sender receives the facsimile answer back confirming receipt by the recipient.

8.4

Severability

If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceability shall not affect the enforceability of the balance of this Agreement, and all provisions of this Agreement shall, if alternative interpretations are applicable, be construed as to preserve the enforceability hereof.

8.5

Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed (as evidenced by an original or facsimile signature), shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

8.6

Expenses of Parties

Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

8.7

Assignment

The rights of Wood and QMI hereunder shall not be assignable without the written consent of QTECH.  The rights of QTECH hereunder shall be assignable without the written consent of the Vendor to an Affiliate and to any other person with the written consent of the Vendor, such consent not to be unreasonably withheld.

8.8

Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, legal personal representatives, successors and permitted assigns, as the case may be.  Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.9

Entire Agreement

This Agreement dated

July 1, 2010 between QTECH and the Vendor constitutes the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.  None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in any schedules attached hereto.

8.10

Waiver

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

8.11

Amendments

No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the 1st day of July, 2010.

QMI TECHNOLOGY INC. by its authorized signatory /s/ Larry Wood Name: Title:	QMI MANUFACTURING INC. by its authorized signatory /s/ Larry Wood Name: Title:

SIGNED, SEALED AND DELIVERED by LYNN WOOD in the presence of: Navchand Jagpal	) ) ) ) )	/s/ Lynn Wood
Name 6038 131 Street	) )	LYNN WOOD
Address Surrey, BC	) )
Accountant	) )
Occupation	) )

SIGNED, SEALED AND DELIVERED by RAYMOND WOOD in the presence of: Gurdeep Johal	) ) ) ) )	/s/ Raymond Wood
Name 14852 73B Avenue	) )	RAYMOND WOOD
Address Surrey, BC	) )
Consultant	) )
Occupation	) )

Exhibit 4.6 – Page 33

Schedule A

TECHNOLOGY

See Exhibit 4.6 – Page 13

Exhibit 4.6 – Page 34

Schedule “B”

Equipment and Machinery

See Exhibit 4.6 – Page 14 – Page 16

Exhibit 4.6 – Page 35

Schedule “C”

Inventory

See Exhibit 4.6 – Page 17 – Page 18

Exhibit 4.6 – Page 36

Schedule “D”

License

Exhibit 4.6 – Page 37

PATENT LICENSE AGREEMENT

This Patent License Agreement ("**Agreement**") is dated and effective as of November 9, 2009 ("**Effective Date**") by and between Lynn Wood, having a place of business at 2927 Pinetree Close, Coquitlam, British Columbia and (the "**Licensor**"), and QMI Manufacturing Ltd., having a place of business at 202 – 11 Burbidge Street, Coquitlam, British Columbia (the "**Licensee**"). The Licensor and Licensee may also be referred to below as the "Parties" and, individually, as the "Party". Capitalized words or phrases used and not otherwise defined below have the meanings ascribed to them in the Exclusive Field-of-Use Patent and Technology License Agreement by and among Lynn Wood, the Licensor and the Licensee, entered into as of November 9, 2009 (the "Technology Agreement").

WHEREAS, in accordance with the terms of the Technology Agreement, Lynn Wood and the Licensor have licensed certain technology to Licensee; and

WHEREAS, Licensor is the assignee of record of U.S. Patent No. 6,661,346 as set forth in Schedule A, and as part of the transaction contemplated by the Technology Agreement, Licensee desires, and Licensor desires to grant, a license to use said patent and related patent rights as described herein;

NOW, THEREFORE, in consideration of the sum of $1,200,000.00 ~~premises and mutual agreements~~ and covenants contained herein and in the Technology Agreement, the parties hereto agree as follows:

1. 1 License Grant. Subject to the terms and conditions of this Agreement, during the full life of the Licensed Patent (as defined below), Licensor grants to Licensee a perpetual, worldwide exclusive license to use the Licensed Patent to make, have made, use, sell, lease or otherwise dispose of any invention claimed in the Licensed Patent, with the right to sublicense others.

As used herein, the following terms shall have the following meaning:

~~"**Field-of-Use**" means a limitation on the application of utilization of Licensed Patent to the vertical transportation industry, including, without limitations, elevators, escalators, moving walks, dumbwaiters and residential elevators.~~

"**Licensed Patent**" shall mean (a) U.S. Patent No. 6,661,346 as set forth in Schedule A, (b) any divisionals, continuations and continuation-in-part applications and patents that issued therefrom, and (c) any patents resulting from reissues, reexaminations, substitutions or extensions thereof.

2. Term. This Agreement shall become effective on the Effective Date hereof and the term of the Agreement shall extend for a period of the full life of the Licensed Patent (including the life of any related patent included in the definition of "Licensed Patent" above).

1.2 Payment. The Licensee will maintain a PPSA financing statement in favor of the Licensor, for the sum of $1,200,000.00 until that sum is paid to the Licensor. This term shall survive the full life of the Patent.

Exhibit 4.6 – Page 38

3. Miscellaneous.

3.1 Notices. Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective on the date of the receipt by the Party at its address given below, or to another address designated in writing by the Party changing its address.

In the case of the Licensee:

QMI Manufacturing Ltd.
202 – 11 Burbidge Street
Coquitlam, British Columbia
V3K 7B2
Attention: Raymond Wood

In the case of the Licensor:

Lynn Wood
2927 Pinetree Close
Coquitlam, British Columbia
V3E 2Z5

3.2 Amendments and Waivers. This agreement may be modified or amended only by a writing signed by Licensor and Licensee. No waiver of any term or provision hereof shall be effective unless in writing signed by the Party waiving such term or provision.

3.3 Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws, without regard as to principles of conflicts of law. Any legal action brought by the parties hereto relating to this License Agreement will be conducted in British Columbia, Canada.

3.4 Heading, Interpretation. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as appropriate.

3.5 Binding Effect and Benefits; Assignment. This License Agreement is binding upon and will inure to the benefit of the Licensors, the Licensee and their respective successors and assigns. This License Agreement shall not be assigned by the Licensors unless the assignee assumes in writing all obligations of the Licensors hereunder.

3.6 Entire Agreements. The writing embodies the entire agreement and understanding between the Parties with respect to the transaction contemplated herein and supersedes all prior discussions, understandings and agreements concerning such matters, except for the Technology Agreement, and other documents executed pursuant thereto, all of which agreements remain in full force and effect.

3.7 Assignment. In the event of an assignment from the Licensee, the Licensee will obtain from its assignee, a PPSA financing statement securing any amount of the sale price remaining unpaid, in favor of the Licensor.

2

Exhibit 4.6 – Page 39

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

/s/ Lynn Wood

LYNN WOOD

QMI MANUFACTURING LTD.

By:

/s/ Raymond Wood

Name:

Raymond Wood

Title:

President

Exhibit 4.6 – Page 40

SCHEDULE A

LICENSED PATENT

Title	Filing Date	U.S. Patent #	Issue Date
Gas, fire and earthquake detector	3/3/1997	6,661,346	12/9/2003

Exhibit 4.6 – Page 41

SCHEDULE E

PREMISES LEASE

Exhibit 4.6 – Page 42

SUBLEASE

THIS SUBLEASE made as of the 3rd day of March, 2008.

B E T W E E N:

EMCO CORPORATION
(hereinafter referred to as "Emco")

OF THE FIRST PART

- and -

QMI MANUFACTURING INC.
(hereinafter referred to as the "Subtenant")

OF THE SECOND PART

WHEREAS by a lease dated the 10th day of July, 2002, as renewed and amended September 28, 2007, between Mason Investments Ltd., as landlord (the "Landlord"), and Emco, as tenant, copies of which are attached hereto as Schedule A (collectively, the "Headlease"), the Landlord leased to Emco certain lands and buildings, municipally known as 202 – 11 Burbridge Street, Coquitlam, British Columbia, comprising approximately 10,195 square feet, all as more fully described in the Headlease (the "Premises");

AND WHEREAS the term of the Headlease expires on September 30, 2010;

AND WHEREAS Emco has agreed to sublet the Premises to the Subtenant, subject to the consent of the Landlord and the terms of this Sublease;

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties agree as follows:

1. **TERM**

(a) Emco hereby subleases the Premises to the Subtenant for a term of two (2) years and four (4) months, commencing on the 1st day of June, 2008 and ending on the 29th day of September, 2010 (the "Term").

2. **RENT**

During the Term, the Subtenant shall pay to Emco, at the address set out herein or such other place designated by Emco, in lawful money of Canada, annual minimum rent in the amount of $90,633.55 per year, plus applicable G.S.T., payable in equal monthly installments of $7,552.80,

Exhibit 4.6 – Page 43

Page 2

plus applicable G.S.T., in advance on the first day of each month, based on an annual minimum rent of $8.89 per square foot of the Premises.

3. **DEPOSIT**

The Subtenant shall pay to Emco the sum of $15,105.60, plus applicable G.S.T., as a deposit, to be applied against the first and last month's minimum rent.

4. **NET SUBLEASE**

It is understood and agreed that the Premises are leased on a completely net basis to Emco. Without limiting the generality of the foregoing, during the Term, the Subtenant shall be responsible for, and pay monthly to Emco, all additional rent, occupancy costs, and all other costs and expenses set out in the Headlease, as and when required by the Headlease, including, without limitation, all costs and expenses on account of occupancy costs, taxes, utilities, insurance, maintenance and repairs, and snow and trash removal.

5. **SUBTENANT'S COVENANTS**

The Subtenant covenants with Emco as follows:

(a) to pay the rent, costs and expenses reserved herein;

(b) to pay its own business and income taxes, telephone services, insurance, separately metered utilities and all other costs and expenses personal to the Subtenant or separately charged against the Premises;

(c) to perform and observe all of the obligations of Emco under the Headlease and to keep Emco fully and completely indemnified against all actions, claims, expenses and demands in respect of all such obligations and with respect to every other matter directly or indirectly related to the Premises;

(d) not to assign, sublet or part with possession of all or any part of the Premises without the prior written consent of Emco and the Landlord in accordance with, and subject to, the terms of the Headlease;

(e) to maintain, at its sole cost ad expense, adequate and reasonable insurance, complying, at a minimum, with the terms of the Headlease and to name Emco and the Landlord as named insureds in all insurance policies taken out by the Subtenant relating to the Premises;

(f) to use and occupy the Premises strictly in accordance with the terms of the Headlease;

(g) to accept the Premises on an "as is" and "where is" condition;

(h) to maintain the Premises in good order and repair and as required by the Headlease;

Exhibit 4.6 – Page 44

Page 3

(i) not to undertake any work on or alterations to the Premises, except with the prior written consent of Emco and the Landlord and in accordance with, and subject to, the terms of the Headlease;

(j) to comply with all environmental laws of federal, provincial, municipal and other governmental authorities; and

(k) to indemnify and hold harmless Emco from and against all loss, cost and expense attributable to or arising out of any breach of this Sublease or the Headlease or the use or occupation of the Premises.

6. EMCO'S COVENANTS

Emco covenants with the Subtenant as follows:

(a) for quiet enjoyment provided the Subtenant is not in default of this Sublease or the Headlease;

(b) to maintain the Headlease in good standing.

7. INCORPORATION OF PROVISIONS OF HEADLEASE

The Subtenant acknowledges and confirms all of the provisions of the Headlease and agrees to be bound by the terms, conditions and covenants of the Headlease as if all of the terms, conditions and covenants of Emco as tenant contained therein had been fully incorporated into this Sublease as covenants of the Subtenant.

8. REMEDIES UPON DEFAULT

Upon default by the Subtenant under the terms of this Sublease, Emco shall have all the same rights as the Landlord has under the Headlease in the event of default thereunder, all of which rights and all remedies available to the Landlord shall be considered to be incorporated in this Sublease by reference.

9. FAILURE TO CARRY ON BUSINESS

On and after of the commencement date of the Term, the Subtenant shall conduct its business continuously and diligently on the Premises duly and strictly in accordance with the provisions of this Sublease and the Headlease throughout the Term.

10. CONDITIONS

This Sublease is conditional upon the written approval of the Landlord.

Exhibit 4.6 – Page 45

Page 4

11. NOTICE

Any notice, demand, document or other communication required or permitted to be given under this Sublease shall be in writing and shall be delivered, mailed or sent by facsimile transmission:

(a) if to Emco, at
1108 Dundas Street
London, Ontario
N5W 3A7
Attention: Vice-President, Support Services and General Counsel
Telephone No.: 519-453-9600
Facsimile No.: 519-645-2465

(b) if to The Subtenant, at
2421 Canoe Drive
Coquitlam, British Columbia
V3K 6A9
Attention: Ray Wood
Telephone No.:
Facsimile No:

12. TIME

Time shall, in all respects, be of the essence.

13. AMENDMENT

This Sublease may not be modified, altered, amended or changed in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

14. BENEFIT

This Sublease shall enure to the benefit of and bind, in the case of Emco its successors and assigns, and in the case of the Subtenant, its successors and permitted assigns.

15. GOVERNING LAW

This Sublease shall be construed and governed by and in accordance with the laws of British Columbia and the laws of Canada applicable therein.

16. SEVERABILITY

If any provision of this Sublease is determined to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and such provision or part thereof shall be deemed to be severable from the remaining provisions of this

Exhibit 4.6 – Page 46

Page 5

Sublease, and shall not affect or impair the enforceability or validity of any other provision of this Sublease.

17. NO REPRESENTATIONS

The Subtenant acknowledges and agrees that there are no agreements, representations, warranties or conditions, express or implied, relating to this Sublease, the Headlease or the premises, made by Emco or any or its employees or agents, except as specifically set out herein.

18. INTERPRETATION

Where used in this Sublease, any word or term that is specifically defined in the Headlease has the meaning ascribed to it in the Headlease, unless the word is redefined in this Sublease.

19. COUNTERPARTS AND FACSIMILE TRANSMISSION

This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument. This Sublease, or a counterpart hereof, may be executed and delivered by facsimile transmission and, if so executed and transmitted, this Sublease will be for all purposes as effective and binding as if an originally executed document was delivered. Any party so executing and delivering this Sublease, or a counterpart hereof, by facsimile transmission shall thereafter deliver an originally executed copy of this Sublease or counterpart hereof.

[Execution page follows]

Exhibit 4.6 – Page 47

Page 6

EMCO CORPORATION

Per:__________________________
Authorized Signatory

Per:__________________________
Authorized Signatory

QMI MANUFACTURING INC.

Per:__________________________
Authorized Signatory

Per:__________________________
Authorized Signatory

THE UNDERSIGNED HEREBY AGREES TO AND APPROVES THIS SUBLEASE ON THE TERMS AND CONDITIONS CONTAINED HEREIN.

MASON INVESTMENTS LTD.

Per:__________________________
Authorized Signatory

Per:__________________________
Authorized Signatory

Exhibit 4.6 – Page 48

SCHEDULE F

CONTRACTS

See Exhibit 4.6 – Page 20 – Page 42

Exhibit 4.6 – Page 49

SCHEDULE G

CERTIFICATIONS

See Exhibit 4.6 – Page 14 – Page 16

Exhibit 4.6 – Page 50

SCHEDULE H

TNB LOAN AGREEMENT

Exhibit 4.6 – Page 51

LOAN AGREEMENT

THIS AGREEMENT made as of the second day of July, 2010.

BETWEEN:

QMI Manufacturing. Inc., a corporation having its office at 202-11 Burbidge Street, Coquitlam, British Columbia, V3K 7B2.

(hereinafter called "QMI")

OF THE FIRST PART

AND:

TNB Enterprises Ltd., a corporation having its registered offices at11631 Blundell Road, Richmond, BC V6Y 1L4.

(hereinafter referred to as the "**Lender**")

OF THE SECOND PART

WHEREAS:

A. QMI requires funds to meet manufacturing and working capital commitments; and

B. The Lender and QMI have agreed that the Lender shall loan to QMI the sum of CND$200,000.00 (Two Hundred Thousand Canadian Dollars) on the terms and conditions set out in this Agreement.

NOW THEREFORE this Agreement witnesseth that for and in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Lender agrees to loan the sum of $200,000 in Canadian funds (the "loan") to QMI on the terms and conditions set out in this Agreement as per the following schedule;

    (i) CAD$200,000 upon execution of this agreement;

2. The principal and interest due on the loan shall be payable in cash in full as described in the Promissory Notes attached as Schedule A.

3. The Loan shall bear no interest, and the Loan shall be evidenced by a promissory note (the "Note") in the form attached hereto as Schedule "A", which will be delivered by QMI to the Lender at the time the Loan is disbursed by the Lender to QMI.

4. QMI represents and warrants to the Lender that:

Exhibit 4.6 – Page 52

- 2 -

(a) QMI is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia;

(b) QMI has all requisite corporate power and authority to enter into this Agreement and to carry out the obligations contemplated herein and therein;

(c) this Agreement has been duly and validly authorized, executed and delivered by QMI and is a valid obligation of it, shall, upon execution and delivery by QMI, be duly and validly authorized, executed and delivered by QMI and shall be valid obligations of it;

(d) no Event of Default (as hereinafter defined) and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing; and

(e) neither this Agreement nor any document to be delivered pursuant to this Agreement by QMI nor any certificate, report, statement or other document furnished by QMI in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to sate a material fact necessary to make the statements contained herein or therein not misleading.

5. All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties. All statements contained in any certificate or other instrument delivered by or on behalf of QMI under or pursuant to this Agreement will constitute representations and warranties made by QMI thereunder.

6. QMI covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

(a) pay the principal sum, interest and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

(b) duly observe and perform each and every of its covenants and agreements set forth in this Agreement, the GSA and the Note;

(c) provide the Lender with immediate written notice of any Event of Default (as hereinafter defined); and

(d) do all things necessary to obtain and maintain this Agreement and any other document executed by QMI from time to time evidencing or securing indebtedness of QMI to the Lender in good standing and make payment of all fees and charges in respect thereto.

Exhibit 4.6 – Page 53

- 3 -

7. The principal balance of the Loan, costs and any other money owing to the Lender under this Agreement will become payable to the Lender, unless otherwise waived in writing by the Lender, in any of the following events (each an "**Event of Default**"):

   (a) if QMI defaults in any payment when due under this Agreement;

   (b) if QMI becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of QMI or if QMI is declared bankrupt or if a custodian or receiver be appointed for QMI under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by QMI to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for QMI; or

   (c) if QMI defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed.

8. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to a party hereto at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be deemed to be three days following the date of delivery to such party, unless hand delivered, in which case the date of receipt shall be deemed to be the date of delivery. Each notice, demand or other communication required or permitted to be given under this Agreement may be delivered by facsimile or email at the facsimile number or email specified above and shall be deemed to have been received at the time the facsimile or email is transmitted to the recipient.

9. The parties may at any time and from time to time notify the other party in writing of a new address, facsimile number or email address to which notice shall be given to it thereafter until further change.

10. Unless otherwise noted herein, each of the parties hereto agrees to pay its own costs, expenses and fees (including, without limitation, legal counsel fees) incurred in connection with the preparation, execution and consummation of this Agreement.

11. This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

12. Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

13. Time shall be of the essence in the performance of this Agreement.

14. If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of

Exhibit 4.6 – Page 54

- 4 -

jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. No consent or waiver expressed or implied by any party in respect of any breach or default by any other party shall be deemed or construed to be a consent to or a waiver of any other breach or default whatsoever.

17. No rights or obligations under this Agreement may be assigned by either party without the prior written consent of the other party.

19. All dollar amount referred to in this Agreement are in lawful money of Canada unless otherwise indicated.

20. Signature of this Agreement may be made in counterparts and delivered by facsimile or email transmission and if so delivered, the facsimile or email signature shall be deemed to be an original signature of that party, and all documents, when taken together, shall be deemed one and the same agreement.

IN WITNESS WHEREOF this Agreement was executed by the parties hereto as of the day and year first above written.

QMI MANUFACTURING INC.

Per:

____

Authorized Signatory

TNB ENTERPRISES LTD.

Per:

____

Authorized Signatory

Davis:4136908.5

Exhibit 4.6 – Page 55

Schedule "A"
PROMISSORY NOTE

$200,000 Canadian Dollars
Principal Amount

Vancouver, British Columbia

FOR VALUE RECEIVED QMI MANUFACTURING INC., a corporation having its offices at #202 –11 Burbidge Street, Coquitlam, B.C., V3K 7B2 (the "Borrower") hereby unconditionally promises to pay to the order of TNB ENTERPRISES LTD., (the "Lender") at the offices of the Lender located as of the date hereof at at11631 Blundell Road, Richmond, BC V6Y 1L4, the principal amount of twenty thousand Canadian dollars (CAD$200,000) (the "Principal Amount"), pursuant to the terms of the loan agreement (the "Loan Agreement") between the Borrower and the Lender dated Jan 5, 2005.

The Borrower hereby expressly waives the presentation, demand, protest, notice of default, notice of acceleration and any other notice of any kind hereunder.

The Borrower acknowledges the receipt of $200,000 Canadian Dollars from the Lender as per the terms herein.

The Borrower is entitled to prepay this Promissory Note, in whole or in part, without notice or penalty at any time as set forth in the Loan Agreement.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province and for the purpose of legal proceedings this Promissory Note shall be deemed to have been made in the Province of British Columbia and be performed there and the courts of that Province shall have jurisdiction over all disputes which may arise under this Promissory Note, provided always that nothing contained herein shall prevent the Lender from proceeding at its election against the Borrower or in the courts of any other province of Canada.

This Promissory Note is not assignable by either party without the prior written consent of the Lender.

Executed by the Borrower under its common seal and under the hands of its duly authorized officers this day of January 5, 2005.

QMI MANUFACTURING INC.

Per:

____

Authorized Signatory

TNB ENTERPRISES LTD.

Per:

____

Authorized Signatory

Exhibit 4.6 – Page 56

SCHEDULE F

FINANCIAL STATEMENTS

Exhibit 4.6 – Page 57

QMI Technologies Inc.

Balance Sheet

As at July 31, 2010

		Unaudited July 2010

ASSETS

Current assets
Cash & equivalents		$-
Accounts receivable		-
Inventory		83,074
Prepaid
		83,074

Property, plant & equipment		171,216
Intangible assets		5,154,888

Total Assets		$5,409,178

LIABILITIES & SHAREHOLDERS EQUITY

Current Liabilities
Accounts payable & accrued liabilities		$280,000
Legal claims		4,178
Deposits on sales contracts		25,000
		309,178

Shareholder’ equity
Share capital		5,100,000
Warrants		-
Contributed surplus		-
Accumulated comprehensive income		-
Deficit		-
		5,100,000

Total liabilities & equity		$5,409,178

Accompanying notes form part of these financial statements

_____________________	________________
Director:	Director:

Exhibit 4.6 – Page 58

QMI Technologies Inc.

Statement Profit and Loss

For the Period Ending July 31, 2010

Unaudited July 2010
Revenue
Equipment sales	$	Nil
Technical support		-

Cost of sales		-

Expenses
Marketing		-
Engineering & operations		-
General & administration		-
Research & development		-
Depreciation & amortization		-
Write down PP&E		-
-

Other income (expenses)
Foreign exchange gain (loss)		-
Interest income		-
Net income (loss) before income taxes		-
Income taxes		-

Net income (loss)		-

Comprehensive income
Accumulated comprehensive income		-
Other comprehensive income (loss)		-
Total comprehensive income (loss)		-

Deficit, beginning of period		-
Deficit, end of period		$-

Exhibit 4.6 – Page 59

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

QMI Technologies Inc.

Statement of Cash

For the Period Ending July 31, 2010

		Unaudited July 2010
Cash generated from (used in):

Operations
Net income (loss)	$	Nil
Adjustments for:
Depreciation		-
Stock-based compensation		-
Loss on disposal of assets		-
Write down on PP&E		-
Unrealized foreign exchange		-
Other non-cash expenses		-

Change in non-cash working capital:
Accounts receivable		-
Inventory		(83,074)
Prepaid expenses		-
Accounts payable & accruals		280,000
Legal claims		4,178
Deposits on sales contracts		25,000
		-
Financing
Issuance of shares		5,100,000
Issuance of warrants		-
Issuance costs		-

Investments
Purchase property and equipment		(171,216)
Purchase intangible assets		(5,154,888)

Increase (decrease) cash & equivalents		-

Cash & equivalents, beginning of period		-
Cash & equivalents, end of period	$	Nil

Exhibit 4.6 – Page 60

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

1.    Nature and Continuance of Operations

QMI Technologies Inc. (the “Company”), was incorporated in June 16, 2009, under the laws of the Province of British Columbia. The Company’s head office is located at 202 – 11 Burbridge St., Coquitlam  BC.  The Company reports its financial results in Canadian dollars and under Canadian generally accepted accounting principles.

During the month of July 2010, it entered into an Asset Purchase Agreement with its parent company QMI Manufacturing Inc and issued 20,400,000 shares having a value of $5,100,000 for the assets, which it received

2. Significant accounting policies

The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (GAAP).

(a) Basis of presentation

The financial statements include the accounts of QMI Technologies Inc. at the time of the Asset Purchase Agreement.

(b) Use of estimates

The consolidated financial statements have been prepared in conformity with Canadian GAAP, which requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses, assets and liabilities, as well as the disclosure of contingent assets and liabilities at the date of the financial statements. Accordingly, actual results could differ from these estimates.

(c) Revenue recognition

The Company generates revenue from equipment sales, and it is expected, technical support contracts. Revenue is only recognized when the product is shipped or when the service is complete, and collection is reasonably assured. Provisions for estimated losses on incomplete contracts are made in the period in which the losses are determined.

(d) Cash and cash equivalents

Cash consists of cash and cash equivalents. The Company considers short term investments with original maturities of three months or less to be cash equivalents. Bank borrowings are considered to be financing activities.

Exhibit 4.6 – Page 61

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

(e) Inventory

Parts and work in progress inventories are carried at the lower of cost and net realizable value following the specific item method.

(f) Property and equipment

Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis, over the term of the useful lives, as follows:

Computer and other equipment 3 years

(g) Intangible assets

Intangible assets are stated at cost. Amortization is calculated on a straight-line basis, over the term of the useful lives, as follows:

Patents 7 years, Customer Contracts 1 to 3 years

Trade and Certification Marks 10 years, Customer Relationship 5 years

Technical Drawings, Trade Secrets 5 years

Proprietary software 5 years Employment Contracts 3 years

Other assets 5 years

(h) Goodwill

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired based on their fair values. Goodwill is not amortized but is tested for impairment annually. Goodwill impairment is assessed based on comparison of the fair value of a reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill.

When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any. Any permanent impairment is written off against earnings in the year that such a loss becomes evident.

No good will was generated during the recent Asset Purchase Agreement between QMI Manufacturing Inc. and QMI Technologies Inc.

(i) Impairment of long-lived assets

Long-lived assets, which include equipment, patents, trademarks, licenses, customer contracts, customer relationship, and technical drawings, are reviewed for impairment whenever events or changes in circumstances indicate in management’s judgement, that the carrying amount of such assets may not be recoverable. When such a determination is made, recoverability is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Judgments and assumptions are inherent in management’s estimate of the undiscounted future cash flows used to determine recoverability of an asset and the estimate of an asset’s future value used to calculate the amount of any impairment.

Consolidated Financial Statements

Consolidated Financial Statements

(j) Research and development costs

Research costs are expensed as incurred. Expenditures related to specific products or processes that are proven to be technically and economically feasible are capitalized and amortized over the useful life of the product or process.  Government assistance received in the form of grants for research and development activities are applied as a reduction of the cost of the related property and equipment or as a reduction of the applicable research and development expenses when there is reasonable assurance of their ultimate realization.

No research or development costs were transferred during the recent Asset Purchase Agreement between QMI Manufacturing Inc. and QMI Technologies Inc.

(k) Translation of foreign currencies

The Company follows the temporal method to translate foreign currency balances and transactions Under this method, monetary assets and liabilities are translated at the rates of exchange in effect at year-end and the other items in the balance sheet and statement of operations are translated at the exchange rates in effect at the date of the transaction. Exchange gains and losses are included in net earnings. Translation gains and losses relating to the self-sustaining operations are included as a separate component of shareholders’ equity in accumulated other comprehensive loss.

During the recent Asset Purchase agreement, foreign currency translation occurred between US$, UK £ and Turkish Liras with Canadian dollars, while valuing various industrial certifications.

(l) Financial Instruments

All financial assets are classified as held for trading or loans and receivables categories. Also, all financial liabilities are classified as other financial liabilities. On initial recognition, financial instruments are measured and recorded on the consolidated balance sheet at fair value. After initial recognition, the financial instruments are measured at amortized cost except for those held for trading which should be measured at fair value.

The Company has classified its cash and cash equivalents as held for trading. All other financial assets are classified as loans and receivables and are accounted for at amortized cost. All financial liabilities are classified as other liabilities and are accounted for at amortized cost. Gains and losses on cash and cash equivalents are presented in financial expenses in the consolidated earnings.

The Asset Purchase Agreement did add to the financial liabilities classification.

(m) Forward exchange contracts

The Company enters into forward exchange contracts to manage portions of its currency risk exposure on an as needed basis. The Company does not account for these forward contracts using hedge accounting and forward exchange contracts are recorded at fair value. Gains or losses resulting from changes in fair values are included in the financial expenses, in consolidated earnings.

The Company has not entered into any forward exchange contracts during the Asset Purchase Agreement.

(n) Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, the Company recognizes future tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted, or substantively enacted, tax rates expected to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences. The Company recognizes the effect on future tax assets and liabilities of a change in the tax rates in earnings in the period that includes the date of enactment or substantive enactment. Future income tax assets are limited to the amount that is more likely than not to be realized.

The Company has not recorded any tax  assets or liabilities.

(o) Per share amounts

The Company computes basic per share amounts by dividing net earnings by the weighted average shares outstanding during the reporting period. The Company computes diluted per share amounts in the same manner as basic per share amounts, except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The Company calculates the number of additional shares by assuming exercise of outstanding stock options and use of the proceeds from such exercises plus the unamortized stock-based compensation cost to acquire common shares at the average market price during the reporting period. No earnings have been recorded.

Exhibit 4.6 – Page 62

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

(p) Stock-based compensation

The Company has no stock option

3.   New accounting standards

(a) Goodwill and Intangible Assets

Effective January 1, 2009, the Company adopted the new accounting standards relating to goodwill and intangible assets issued by the Canadian Institute of Chartered Accountants (CICA). The new section establishes standards for the recognition, measurement, presentation and disclosure of goodwill and other intangible assets subsequent to initial recognition. The new section also provides guidance for the recognition of internally developed intangible assets, including assets developed from research and development activities, ensuring consistent treatment of all intangible assets, whether separately acquired or internally developed. The adoption of these standards did not have a significant impact on the Company’s financial statements.

(b) Financial Instrument Disclosure

Effective for the year ending December 31, 2009, the Company adopted the amended requirements of section 3862: Financial Instrument - Disclosure, in response to amendments issued by the International Accounting Standards Board (IASB). The Accounting Standard Board’s (AcSB) amendments are consistent with its strategy to adopt International Financial Reporting Standards (IFRS) and to ensure the existing disclosure requirements for financial instruments are converged to IFRSs to the extent possible. The new disclosure standards require additional disclosure of fair values based on a fair value hierarchy as well as enhanced discussion and quantitative disclosure related to liquidity risk.

4.   Future accounting standards

(a) Business Combinations and Consolidated Financial Statements

The CICA issued three new accounting standards in January 2009: section 1582, “Business Combinations”, section 1601, “Consolidated Financial Statements”, and section 1602, Non-controlling interests. These new standards will be effective for fiscal years beginning on or after January 1, 2011. The Company is in the process of evaluating the requirements of the new standards.

Section 1582 replaces section 1581, and establishes standards for the accounting for a business combination. It provides the Canadian equivalent to International Financial Reporting Standard IFRS 3 – Business Combinations. The section applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Sections 1601 and 1602 together replace 1600 – Consolidated Financial Statements.

Section 1601, establishes standards for the preparation of consolidated financial statements. Section 1601 applies to interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011.

Section 1602 establishes standards of accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination which is not applicable to the Company. It is equivalent to the corresponding provisions of International Financial Reporting Standard IAS 27 - Consolidated and Separate Financial Statements and applies to interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011.

5.  Business combination

On July 28, 2010, the Company acquired all of the issued and outstanding shares of QMI Technologies Inc. (“Q - Tech”). The acquisition was settled for a total of 20,400,000 common shares.  Q-Tech is a specialist in seismic detection and applied technologies such as sonic warning, and emergency gas and water shut off. The acquisition has been accounted for using the purchase method of accounting with the purchase consideration allocated as follows:

Description	Amount

Cost of Acquisition:
Stock (20,400,000 @ $0.05)	$5,100,000
Cash	284,178
Total	5,384,178

Fair value of net assets & liabilities acquired:
Fixed assets	171,216
Inventory	83,074
Intangible Assets	5,154,888
Liabilities (Deposit on Order)	(25,000)
Total	$5,384,178

6.  Property and equipment

Fixed Asset	Value	Accum. Depreciation	Net Book Value
Production equipment	126,000	Nil	126,000
Warehouse equipment	32,530	Nil	22,530
Office	24,322	Nil	23,017
Total	182,852	Nil	182,852

Exhibit 4.6 – Page 63

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

7.  Inventory

Category	Value
Parts	60,930
Finished	12,323
Packaging	9,821
Total	83,074

No inventories were written down from their carrying value. No inventory is pledged as security for liabilities.

8. Intangible Assets

Intangible Asset	Value	Accum. Depreciation	Net Book Value
Patents	1,300,000	Nil	1,300,000
Employment Contracts	561,600	Nil	561,600
Customer Contracts	3,092,575	Nil	3,092,575
Certifications	119,110	Nil	119,110
Proprietary Software	7,500	Nil	7,500
Trademarks	7,251	Nil	7,251
Technical Drawings	7,500	Nil	7,500
Trade secrets	50,000	Nil	50,000
Web site	9,352	Nil	9,352
Total		Nil

QMI Technologies acquired the assets in an Asset Purchase Agreement in July 2010, as a consequence, no depreciation or amortization has been booked.

9. Impairment of long lived or intangible assets

There has been no impairment of long lived assets that the company is aware of.

10.  Loan

The company has acquired two loans during the Asset Purchase Agreement.

Loan # 1	80,000	Current Inventory
Loan # 2	200,000	2005 to 3rd party company
Total	$280,000

11. Share capital

(a) Authorized

Unlimited number of voting common shares.

Exhibit 4.6 – Page 64

QMI Technologies Inc

Notes to the Financial Statements

For the Period Ending July 31, 2010

(b) Issued

	Number of Shares	Amount

Asset Purchase Agreement July, 2010	20,400,000	5,100,000

Balance at July 31, 2010	20,400,000	$5,100,000

12.  Income taxes

The Company doesn’t have any tax assets or liabilities recorded.

13.  Capital management

The Company’s objectives in terms of capital management are to maintain a sound financial position and to ensure financial flexibility in order to maintain its capacity for growth. The Board’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. Management monitors both the demographic spread of shareholders, as well as the return on capital.

The Company’s capital is composed of its shareholders’ equity and its primary uses are to finance acquisitions, increases in non-cash working capital and capital expenditures for capacity expansion and research and development. The Company believes that current cash balances and future funds generated through its operations will be sufficient to meet cash requirements currently and for the foreseeable future. If the Company were to experience a significant reduction in its cash flows from operations, it currently has a variety of options for raising capital for short-term cash needs, including the issuance of a private placement.

 There were no changes in the Company’s approach to capital management during the period ended July 31, 2010.

14. Financial instruments and risk management

Financial instruments

The Company has designated its cash and cash equivalents as held-for-trading, which are measured at fair value. Accounts receivable are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost.

Risk Management

The Company's risk exposures and the impact on the Company's financial instruments are summarized below: This note presents information about the Company’s exposure to particular risks and the Company’s objectives, policies and processes for measuring and managing those risks. Further quantitative disclosures are included throughout these consolidated financial statements. The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities.

The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations. The Company’s Audit Committee oversees how management monitors compliance with the Company’s risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Company.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers. The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. Management has established a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, where available, and in some cases bank references. The demographics of the Company’s customer base, including the default risk of the industry and country, in which customers operate, has less of an influence on credit risk.

Approximately 90% percent of the Company’s revenue in the year is attributable to sales transactions with a single customer. In addition the Company has three other major customers The Company does not require collateral from its customers, in respect of trade and other receivables.

At July 31, 2010, there were no past due receivables, in excess of 90 days. The Company has not as yet established an allowance for doubtful accounts. The Company has no significant concentration of credit risk arising from customers other than as noted above.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity is to ensure, to the extent possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. As of December 31, 2009, the Company had a cash balance of $00.00 to settle current liabilities of $.4,000.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Interest rate risk

The Company's current policy is to invest excess cash in deposits at credit worthy banking institutions..

Currency risk

The consolidated Company's functional currency is the Canadian dollar and major purchases and sales are transacted in Canadian dollars, US dollars and Chinese RMB. The Company is exposed to currency risk on sales and purchases that are denominated in a currency other than the functional currency of the Company’s foreign and domestic operations.

15.  Commitments

There are no current commitments

16. Segmented information

At the present time the Company does not segment revenue.

17. Related party transactions

The Company currently has no related party transactions

18. Subsequent Events

At the present date there are no subsequent events to report.

Exhibit 4.6 – Page 65

SCHEDULE G

PRO FORMA

Exhibit 4.6 – Page 66

QMI TECHNOLOGIES INC.

Summary of Pro Forma

July 1, 2010

	July	August	September	October	November	December	January	February	March	April	May	June	TOTALS
Revenues	50,000	85,000	227,500	436,200	501,200	501,200	501,200	501,200	553,700	553,700	553,700	553,700	$ 4,998,300
Gross Margin	25,000	35,000	127,500	219,700	279,700	278,700	257,200	262,200	297,200	272,200	272,200	272,200	2,619,800
Marketing and Promotion	2,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	112,000
General and Administration	8,000	14,000	24,000	18,000	18,000	21,000	25,000	25,000	56,000	25,000	25,000	28,000	287,000
Training Expense	0	0	0	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	45,000
QMI MFG Expense	34,327	34,327	34,327	34,327	34,327	34,327	34,327	34,327	34,327	34,327	34,327	34,327	411,916
Engineering and Operations													
Research and Development	5000	5000	5000	5000	5000	5000	5000	5000	5000	5000	5000	5000	60,000
Depreciation and Amortization													
Other Income (Expenses)													
Net Revenue before Royalty	- 24,327	- 28,327	54,173	147,373	207,373	204,373	177,873	202,873	186,873	192,873	192,873	189,873	1,703,882
Royalty Expense			5,417	14,737	20,737	20,437	17,787	20,287	18,687	19,287	19,287	18,987	175,653
NET REVENUE	**- 24,327**	**- 28,327**	**48,756**	**132,636**	**186,636**	**183,938**	**160,086**	**182,586**	**168,186**	**173,586**	**173,586**	**170,886**	**1,528,228**
Total Units	500	500	1500	3500	3500	3500	4000	3500	4000	4500	4500	4500	38,000

Exhibit 4.6 – Page 67

SCHEDULE H

KEY STAFF EMPLOYEE SUMMARY

Exhibit 4.6 – Page 68

Employment Term Sheet

Raymond Wood

#202-2963 Glen Drive, Coquitlam, B.C. V3B 7B2

Position:	President, reporting to the Board of Directors and providing services for QMI Technologies Inc. (`QTech`).
Employer:	QMI Technologies Inc. ('QTech`), 202-11 Burbidge Street, Coquitlam, B.C., Canada, V3K 7B2
Base Salary:	$ 72,000 per year in Canadian Funds.
Payment Schedule	$3000.00 CDN paid bi-weekly
Payment Delivery:	Hold for Pickup
Employment Start	July 1, 2010
Term	36 months
Benefits:	Extended Health and Dental to be paid by Employer
Vacation:	TBD
Compensation Review	A compensation committee, consisting of QTech Directors, will be established and will handle all compensation matters.
Withholdings:	All payments set forth herein which are subject to withholdings, shall be made less any required withholdings.
Job Description:	■ Management of QMI operations, staff, production and sales ■ Achievement of sales objectives and targets ■ Board of Directors accountability
Direct Reports:	■ ALL

Exhibit 4.6 – Page 69

Employment Term Sheet

Nicola Farrell of

1431 Smith Avenue, Coquitlam, B.C. V3J 2Y1

Position:	Director of Operations, reporting to the CEO and providing services for QMI Technologies Inc. (`QTech`).
Employer:	QMI Technologies Inc. ('QTech`), 202-11 Burbidge Street, Coquitlam, B.C., Canada, V3K 7B2
Base Salary:	$ 55,200 per year in Canadian Funds.
Payment Schedule	$2300.00 CDN paid bi-weekly
Payment Delivery:	Hold for Pickup
Employment Start	July 1, 2010
Term	36 months
Benefits:	Extended Health and Dental to be paid by Employer
Vacation:	6 weeks annual vacation
Compensation Review	A compensation committee, consisting of QTech Directors, will be established and will handle all compensation matters.
Withholdings:	All payments set forth herein which are subject to withholdings, shall be made less any required withholdings.
Job Description:

■

Bookkeeping, A/R and A/P

■

Purchasing of electronic components

■

Customs clearance and preparation of international shipping documents

■

Payroll and extended benefits administration

■

Reporting of payroll and GST to CRA

■

Shipping/receiving

■

Billing

■

General day-to-day office duties.  Customer correspondence, data entry, filing.

Direct Reports:	■ N/A

Exhibit 4.6 – Page 70

Employment Term Sheet

Michael Hanrahan of

13-3476 Coast Meridian Road, Port Coquitlam, B.C. V3B 7H6

Position:	Vice President of Technology, reporting to the CEO and providing services for QMI Technologies Inc. (`QTech`).
Employer:	QMI Technologies Inc. ('QTech`), 202-11 Burbidge Street, Coquitlam, B.C., Canada, V3K 7B2
Base Salary:	$ 60,000 per year in Canadian Funds.
Payment Schedule	$2500.00 CDN paid bi-weekly
Payment Delivery:	Hold for Pickup
Employment Start	July 1, 2010
Term	36 months
Benefits:	Extended Health and Dental to be paid by Employer
Vacation:	5 weeks annual vacation
Compensation Review	A compensation committee, consisting of QTech Directors, will be established and will handle all compensation matters.
Withholdings:	All payments set forth herein which are subject to withholdings, shall be made less any required withholdings.
Job Description:

■

In charge of new product development and  ongoing review of existing products to improve  performance, efficiency, and reduce cost/time to manufacture

■

Provide feasibility feedback to marketing department regarding requests for new products or new features for existing products

■

Co-ordinate with marketing department and/or  customers to implement new features/products

■

Co-ordinate with independent contractors (programmers, board designers, etc.)

■

Review company technology and provide feedback regarding production equipment, test equipment, process and methodologies in an effort to keep up-to-date with current technology.

Direct Reports:	■ Production Staff

Exhibit 4.6 – Page 71

Schedule “I”

QMan Intellectual Property

Certification	Description	Certified Products
FCC Federal Communications Commission

Depending on the type of equipment that the manufacturers have, FCC certification might be required. The two most common FCC Certifications requirements are FCC Part 15 (electronic equipment) and FCC Part 68 (Telecommunications equipment).

Manufactures must cover the FCC Certification for equipment before the equipment is offered for sale in the United States.

Water Guardian • wireless sensor • controller Gas Guardian • wireless sensor • controller • co/Gas detector RF Quake
UL Underwriters Laboratories

If a product carries this Mark, it means UL found that representative product samples met UL's safety requirements. These requirements are primarily based on UL's own published standards for safety.

The optional C-UL-US Mark indicates compliance with both Canadian and U.S. requirements. UL encourages those manufacturers with products certified for both countries to use this combined Mark, but they may continue using separate UL Marks for the United States and Canada.

Motorized gas valve ½”, ¾”, 1” 2500 Series
WRAS

The Water Regulations Advisory Scheme (WRAS) is the UK Water Industry's approval scheme. Products approved by the scheme have been shown to comply with the requirements of the Water Supply (Water Fittings) Regulations 1999 and amendments.

Motorized water valve ½”, ¾”, 1”
IAPMO International Association Of Plumbing & Mechanical Officials

The International Association of Plumbing and Mechanical Officials has been protecting the public’s health and safety for more than eighty years by working in concert with government and industry to implement comprehensive plumbing and mechanical systems around the world.

As a membership-based association, IAPMO utilizes an open consensus process in the development of its flagship Uniform Plumbing Code® and Uniform Mechanical Code®. These codes are established through scientific research, debate, and analysis, strengthening its position at the forefront of the plumbing and mechanical industries.

Motorized water valve ½”, ¾”, 1”
ASME American Society of Mechanical Engineers

ASME conformity assessment programs—programs under which a company or an individual is assessed and certified based on demonstrated ability to meet the requirements of an ASME standard—continue to provide a vital support to enhancement of public safety and facilitation of international commerce.

2500 Series 2600 Series
CSA Canadian Standards Association	CSA compliance covered by other listing agencies.	Water Guardian Pro 2500 Series 2600 Series Motorized gas valve ½”, ¾”, 1”
Advantica

Supplies local professional EC Type Examination and Production Surveillance services (CE mark) for gas appliances on behalf of Advantica (EU notified body no. 0087) in accordance with the GAD directive.

Also supply local professional services for gas appliances CSA, AGA, GOST certification.
Products to be tested and certified include: gas stoves, gas hobs, gas cookers, gas heaters, gas water heaters, gas boilers, gas ovens, automatic burner control system, gas valves and other controls, hoses, fittings.

Motorized gas valve ¼”, ¾”, 1”, 1 ½” 2”
Lab Test	www.labtestcert.com	Water Guardian Pro 2500 Series
TSE	Turkish Standards	T2400
ASCE American Society of Civil Engineers	Tested by CSA	Earthquake Sensor

Exhibit 4.6 – Page 1

Schedule “J”

License

Exhibit 4.6 – Page 1

PATENT LICENSE AGREEMENT

This Patent License Agreement (**"Agreement"**) is dated and effective as of November 9, 2009 (**"Effective Date"**) by and between Lynn Wood, having a place of business at 2927 Pinetree Close, Coquitlam, British Columbia and (the **"Licensor"**), and QMI Manufacturing Ltd., having a place of business at 202 – 11 Burbidge Street, Coquitlam, British Columbia (the **"Licensee"**). The Licensor and Licensee may also be referred to below as the "Parties" and, individually, as the "Party". Capitalized words or phrases used and not otherwise defined below have the meanings ascribed to them in the Exclusive Field-of-Use Patent and Technology License Agreement by and among Lynn Wood, the Licensor and the Licensee, entered into as of November 9, 2009 (the "Technology Agreement").

WHEREAS, in accordance with the terms of the Technology Agreement, Lynn Wood and the Licensor have licensed certain technology to Licensee; and

WHEREAS, Licensor is the assignee of record of U.S. Patent No. 6,661,346 as set forth in Schedule A, and as part of the transaction contemplated by the Technology Agreement, Licensee desires, and Licensor desires to grant, a license to use said patent and related patent rights as described herein;

NOW, THEREFORE, in consideration of the sum of $1,300,000.00 ~~premises and mutual agreements~~ and covenants contained herein and in the Technology Agreement, the parties hereto agree as follows:

1. 1 <u>License Grant.</u> Subject to the terms and conditions of this Agreement, during the full life of the Licensed Patent (as defined below), Licensor grants to Licensee a perpetual, worldwide exclusive license to use the Licensed Patent to make, have made, use, sell, lease or otherwise dispose of any invention claimed in the Licensed Patent, with the right to sublicense others.

As used herein, the following terms shall have the following meaning:

"Field-of-Use" means a limitation on the application of utilization of Licensed Patent to the vertical transportation industry, including, without limitations, elevators, escalators, moving walks, dumbwaiters and residential elevators.

"Licensed Patent" shall mean (a) U.S. Patent No. 6,661,346 as set forth in Schedule A, (b) any divisionals, continuations and continuation-in-part applications and patents that issued therefrom, and (c) any patents resulting from reissues, reexaminations, substitutions or extensions thereof.

2. <u>Term.</u> This Agreement shall become effective on the Effective Date hereof and the term of the Agreement shall extend for a period of the full life of the Licensed Patent (including the life of any related patent included in the definition of "Licensed Patent" above).

1.2 Payment. The Licensee will maintain a PPSA financing statement in favor of the Licensor, for the sum of $1,300,000.00 until that sum is paid to the Licensor. This term shall survive the full life of the Patent.

3. Miscellaneous.

3.1 Notices. Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective on the date of the receipt by the Party at its address given below, or to another address designated in writing by the Party changing its address.

In the case of the Licensee:

QMI Manufacturing Ltd.
202 – 11 Burbidge Street
Coquitlam, British Columbia
V3K 7B2
Attention: Raymond Wood

In the case of the Licensor:

Lynn Wood
2927 Pinetree Close
Coquitlam, British Columbia
V3E 2Z5

3.2 Amendments and Waivers. This agreement may be modified or amended only by a writing signed by Licensor and Licensee. No waiver of any term or provision hereof shall be effective unless in writing signed by the Party waiving such term or provision.

3.3 Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws, without regard as to principles of conflicts of law. Any legal action brought by the parties hereto relating to this License Agreement will be conducted in British Columbia, Canada.

3.4 Heading, Interpretation. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as appropriate.

3.5 Binding Effect and Benefits; Assignment. This License Agreement is binding upon and will inure to the benefit of the Licensors, the Licensee and their respective successors and assigns. This License Agreement shall not be assigned by the Licensors unless the assignee assumes in writing all obligations of the Licensors hereunder.

3.6 Entire Agreements. The writing embodies the entire agreement and understanding between the Parties with respect to the transaction contemplated herein and supersedes all prior discussions, understandings and agreements concerning such matters, except for the Technology Agreement, and other documents executed pursuant thereto, all of which agreements remain in full force and effect.

3.7 Assignment. In the event of an assignment from the Licensee, the Licensee will obtain from its assignee, a PPSA financing statement securing any amount of the sale price remaining unpaid, in favor of the Licensor.

2

Exhibit 4.6 – Page 2

Exhibit 4.6 – Page 1